Exhibit 10.1

NNN L E A S E

ARDENWOOD RESEARCH CENTER

FREMONT, CALIFORNIA

LANDLORD:

LBA REALTY FUND III-COMPANY VII, LLC,

a Delaware limited liability company

TENANT:

CORIUM INTERNATIONAL, INC.,
a Delaware corporation

EXHIBITS:
Exhibit A	Premises Floor Plan
Exhibit B	Site Plan
Exhibit C	Work Letter
Exhibit C-1	Landlord Work Letter
Exhibit D	Notice of Lease Term Dates
Exhibit E	Rules and Regulations
Exhibit F	Estoppel Certificate
Exhibit G	Environmental Questionnaire and Disclosure Statement
Exhibit H	Form Letter of Credit

RIDERS:
Rider No. 1	Extension Option
Rider No. 2	Fair Market Rental Rate

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THIS LEASE, entered into as of this 12th day of February, 2016 for reference purposes (“Effective Date”), is by and between LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and CORIUM INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as “Tenant”.

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

1.1 Landlord’s Address:	LBA REALTY FUND III-COMPANY VII, LLC
c/o LBA Realty
160 W. Santa Clara Street, Suite 950
San Jose, California 95113
Attn: Regional Operations Manager – Campus Drive, Fremont
Telephone: [omitted]
Facsimile: [omitted]

With copies to:	LBA Realty
3347 Michelson Drive, Suite 200
Irvine, California 92612
Attn: SVP - Operations
Telephone: [omitted]
E-mail: [omitted]

For payment of Rent:	LBA REALTY FUND III-COMPANY VII, LLC

LBA Realty Fund III Co VII LLC
PO Box 745805
Los Angeles, CA 90074-5805

1.2 Tenant’s Address:	Corium International, Inc.
235 Constitution Drive
Menlo Park, CA 94025
Attn: Robert Breuil, CFO
Telephone: [omitted]
E-mail: [omitted]

Tenant Billing Address:	Corium International, Inc.
4558 50th St.
Grand Rapids, Michigan 49512
Attn: Timothy Sweemer, Chief Accounting Officer
E-mail: [omitted]

1.3Building:  The Building commonly known as 34781 Campus Drive, Fremont, California.  The Building, together with all other buildings, improvements and facilities, now or subsequently located upon the land (the “Site”) as shown on the Site Plan attached hereto as Exhibit B (as such area may be expanded or reduced from time to time) is referred to herein as the “Property”.  The Property is commonly known as Ardenwood Research Center.    Landlord and Tenant stipulate and agree that the Property contains 92,250 rentable square feet in the aggregate and the Building contains 48,240 rentable square feet, for all purposes of this Lease.

1.4Premises:  The entire Building, as outlined on the Premises Floor Plan attached hereto as Exhibit A.  Landlord and Tenant stipulate and agree that the Premises contains 48,240 rentable square feet, for all purposes of this Lease.

1.5City:  The City of Fremont, County of Alameda, State of California.

1.6Commencement Date:  The date for commencement of the Term, to be determined pursuant to the Work Letter attached as Exhibit C hereto.  Estimated Commencement Date:  August 1, 2016.

1.7Term:  One hundred twenty (120) months, plus any partial month at the beginning of the Term, commencing on the Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month following the Commencement Date (“Expiration Date”).

1.8Monthly Base Rent:

Months or Period	Monthly Base Rent
*1 – 12	$72,360.00
13 – 24	$110,952.00
25 – 36	$114,328.80
37 – 48	$117,705.60
49 – 60	$121,082.40
61 – 72	$124,941.60
73 – 84	$128,800.80
85 – 96	$132,660.00
97 – 108	$136,519.20
109 – 120	$140,378.40

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*Including any partial month at the beginning of the Term and measured from the Commencement Date.

1.9Letter of Credit Amount:  $665,712.00.

1.10Permitted Use:  Administrative, office, research and development, laboratory, and clean room manufacturing and ancillary related uses, subject to the provisions set forth in this Lease and as permitted by law.

1.11Parking:  One hundred eighty-three (183) unreserved parking spaces, subject to the terms of Article 11 of the Standard Lease Provisions.

1.12Brokers:  CBRE, Inc., representing Tenant, and Jones Lang LaSalle, representing Landlord.

1.13Interest Rate:  The lesser of:  (a) Ten percent (10%) or (b) the maximum rate permitted by law in the State where the Property is located.

1.14Insurance Amounts:

a.Commercial General Liability Insurance: General liability of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate.

b.Commercial Automobile Liability Insurance: Limit of liability of not less than One Million Dollars ($1,000,000.00) per accident.

c.Worker’s Compensation and Employers Liability Insurance: With limits as mandated pursuant to the laws in the State in which the Property is located, or One Million Dollars ($1,000,000.00) per person and accident, whichever is greater.

d.Umbrella Insurance:  Limits of not less than Three Million Dollars ($3,000,000.00) per occurrence.

e.Loss of Income, Extra Expense and Business Interruption Insurance: In such amounts as will reimburse Tenant for 6 months of direct or indirect loss of earnings attributable to the Premises location and for all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

1.15Tenant Improvements:  The improvements previously installed in the Premises, if any, and the tenant improvements to be installed in the Premises by Tenant, as described in the Work Letter attached hereto as Exhibit C (the “Work Letter”), and the Landlord Work Letter attached hereto as Exhibit C-1 (the “Landlord Work Letter”).  Landlord hereby grants to Tenant an allowance of up to $50.00 per rentable square foot of the Premises (i.e. $2,412,000.00 based on the Premises consisting of approximately 48,240 rentable square feet) (the “Allowance”), to be applied as provided in the Work Letter.

1.16Tenant’s Percentage:  100%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building.  Building Percentage of Property:  52.29%, which is the ratio that the rentable square footage of the Building bears to the rentable square footage of all buildings within the Property as of the date hereof (hereinafter, the “Building Percentage”).  Accordingly, as more particularly provided in Section 1.18 hereof, Operating Expenses include the Building Percentage of all such items which are common to the entire Property.

1.17Common Areas; Definitions; Tenant’s Rights.  During the Term, Tenant shall have the non-exclusive right to use, in common with other tenants in the Property, and subject to the Rules and Regulations referred to in Article 9 of the Standard Lease Provisions, those portions of the Property (the “Common Areas”) not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Property (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public.  The Common Areas shall include, without limitation, all areas of the Building outside of the Premises and outside of any premises leased or designated for lease to tenants, the common entrances, lobbies, common restrooms, access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, the parking areas (subject to Article 11 of the Standard Lease Provisions), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building, fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Property, any pedestrian walkway system, park or other facilities located on the Site and open to the general public.

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1.18Operating Expenses.

a.Triple Net Lease.  Except as otherwise provided herein, all Rent (as that term is defined under Section 5.2 of the Standard Lease Provisions) shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent to be paid each month during the Term of this Lease.  Accordingly, and except as otherwise provided in this Lease, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise or become due during the Term of this Lease including, without limitation, all costs and expenses of maintenance and repairs, insurance and taxes, shall be paid by Tenant.  Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

b.Operating Expenses.  In addition to the Monthly Base Rent, Tenant shall pay to Landlord Tenant’s Percentage of Operating Expenses (which includes the Building Percentage of all costs and expenses of operation and maintenance of the Common Areas and the Site), in the manner and at the times set forth in the following provisions of this Section 1.18.  “Operating Expenses” shall consist of all costs and expenses of operation, maintenance and repair of the Building and Common Areas as determined by standard accounting practices and calculated assuming the Building is at least ninety-five percent (95%) occupied, together with the Building Percentage of all costs and expenses of operation and maintenance of the Common Areas and the Site as determined by standard accounting practices and calculated assuming the Property is at least ninety-five percent (95%) occupied.  Operating Expenses include the following costs by way of illustration but not limitation:  (i) any and all assessments imposed with respect to the Building, Common Areas, and/or Site pursuant to any covenants, conditions and restrictions affecting the Property; (ii) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Site, Building or the Premises; (iii) all costs of utilities serving the Common Areas and any costs of utilities for the Premises which are not separately metered, (iv) all Taxes and Insurance Costs as defined in the Standard Lease Provisions, (v) waste disposal; (vi) security, if any; (vii) costs incurred in the management of the Site, Building and Common Areas, including, without limitation:  (1) supplies, materials, equipment and tools, (2) wages, salaries, benefits, pension payments, fringe benefits, (and payroll taxes, insurance and similar governmental charges related thereto) of employees to the extent actually used in the operation and maintenance of the Site, Building and Common Areas, (3) the rental of personal property used by Landlord’s personnel to the extent actually used in the maintenance, repair and operation of the Property, (4) accounting fees, legal fees and real estate consultant’s fees, and (5) a market management/administrative fee not to exceed in the aggregate two percent (2%) of Monthly Base Rent plus Operating Expenses (collectively, “Gross Rent”); (viii) repair and maintenance of other portions of the Building other than such portions as are maintained by Tenant, including the elevators (if any), restrooms (if any), structural and non-structural portions of the Building, and the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord and not maintained by Tenant pursuant to Section 8.2 of the Standard Lease Provisions; (ix) maintenance, costs and upkeep of all parking and Common Areas; (x) amortization on a straight-line basis over the useful life together with interest at the Interest Rate (as defined in Section 1.13 of the Lease Summary) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) first required after the date of this Lease under any Law that was not applicable to the Building at the time it was originally constructed; or (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Building, the Common Areas and/or the Site at the same quality levels as prior to the repair or replacement; (xi) costs and expenses of gardening and landscaping; (xii) maintenance of signs (other than signs of tenants of the Site); (xiii) personal property taxes levied on or attributable to personal property used in connection with the Building, the Common Areas and/or the Site; and (xiv) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting and similar items.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants and/or different buildings and/or difference premises of the Property based upon differing levels of use, demand, risk or other distinctions among such parties, premises or Buildings (the “Cost Pools”).  Such Cost Pools may include, for example, all office space tenants or industrial/R&D space tenants in the Property and may be modified to take into account the addition of any additional buildings within the Property.  Accordingly, in the event of such allocations into Cost Pools, Tenant’s Percentage shall be appropriately adjusted to reflect such allocation.  In addition, if Landlord does not furnish a particular service or work (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, then Operating Expenses, Insurance Costs, costs of utilities and/or Taxes, as applicable, shall be considered to be increased by an amount equal to the additional Operating Expenses, Insurance Costs, costs of utilities and/or Taxes that Landlord would reasonably have incurred had Landlord furnished such service or work to that tenant.

c.Exclusions from Operating Expenses.  Notwithstanding anything to the contrary contained elsewhere in this Section 1.18, the following items shall be excluded from Operating Expenses: (i) Costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Building; (ii) Any charge for depreciation of the Building or equipment and any interest or other financing charge; (iii) All costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, costs of tenant improvements; (iv) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses of leases for the Building; (v) The cost of correcting defects in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (vi) To the extent Landlord is reimbursed by third parties, the cost of repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (vii) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (viii) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; (ix) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; (x) The cost of alterations of space in the Building leased to other tenants; (xi) Ground rent or similar payments to a ground lessor; (xii) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the negligence or willful misconduct of Landlord; (xiii) Costs arising from the presence of any Hazardous Materials within, upon or beneath the Property; (xiv) Salaries and compensation of ownership and management personnel to the extent that such persons provide services to properties other than the Building; and (xv) Costs of selling or refinancing Landlord’s interest in the Building.

d.Estimate Statement and Payment of Tenant’s Percentage of Operating Expenses.  By the first day of April (or as soon as practicable thereafter) of each calendar year during the Term, Landlord shall use commercially reasonable efforts to deliver to Tenant a statement (“Estimate Statement”) estimating the total amount of Tenant’s Percentage of Operating Expenses for the current calendar year.  If at any time during the Term, but not more often than quarterly, Landlord reasonably determines that the estimated amount of Tenant’s Percentage of Operating Expenses payable by Tenant for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and, if the revised amount owed by Tenant is greater, Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired.  Thereafter Tenant agrees to pay Tenant’s Percentage of Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.  If the revised amount owed by Tenant is lower, Landlord shall reduce the amount of each payment payable by Tenant thereafter to the lower amount and further by the amount of excess paid by Tenant prior to such adjustment.  Tenant’s Percentage of Operating Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly Rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Tenant’s Percentage of Operating Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year).  Subsequent installments shall be paid concurrently with the regular monthly Rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

e.Actual Statement.  By the first day of June (or as soon as practicable thereafter) of each subsequent calendar year during the Term, Landlord shall use commercially reasonable efforts to deliver to Tenant a statement (“Actual Statement”) which states the Tenant’s Percentage of actual Operating Expenses payable by Tenant for the immediately preceding calendar year.  If the Actual Statement reveals that the Tenant’s Percentage of actual Operating Expenses was more than the Tenant’s Percentage of estimated Operating Expenses paid by Tenant with respect to the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement.  Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.  If the Actual Statement reveals that the Tenant’s Percentage of actual Operating Expenses was less than the Operating Expenses paid by Tenant with respect to the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Rent due from Tenant.  Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the Tenant’s Percentage of actual Operating Expenses for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, any excess of such Tenant’s Percentage of actual Operating Expenses over the Tenant’s Percentage of estimated Operating Expenses paid by Tenant in such calendar year, subject to the parties reconciling in the manner described above after the end of the calendar year during which the expiration or termination occurs and making appropriate payments as described above.

f.No Release.  Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 1.18 shall not constitute a waiver of its right to receive Tenant’s payment of Tenant’s Percentage of Operating Expenses, nor shall it relieve Tenant of its obligations to pay Operating Expenses pursuant to this Section 1.18, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement.

1.19Utilities and Services.

a.Utilities and Services.  As used in this Lease, “Premises Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, sewer and electricity, telecommunications and cable service, and the costs of heating, ventilating and air conditioning and other utilities as well as related fees, assessments and surcharges.  Tenant shall contract directly for all utilities services for the Premises and shall pay all Premises Utilities Costs directly to the various utility service providers providing such utility services to the Premises.  Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as Additional Rent.  Tenant shall reimburse Landlord within ten (10) days of receipt of billing invoices from Landlord for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies.  Landlord will notify Tenant of this charge as soon as it becomes known.  This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as Additional Rent.  In no event shall Landlord be liable for any interruption or failure in the supply of any such utility or other services to Tenant unless resulting from Landlord’s negligence.  In no event shall any Rent owed Landlord under this Lease be abated by reason of the failure to furnish, delay in furnishing, unavailability or diminution in quality or quantity of any such utility or other services or

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interference with Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord.

b.Maintenance/Janitorial/Service Contracts.  Tenant shall, at its sole cost and expense, repair and maintain, and enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor to service, all hot water, heating and air conditioning systems and equipment (“HVAC”) within the Premises, or which serve the Premises exclusively, including, without limitation, any rooftop package HVAC units, distribution lines and internal venting systems.  Such repair and maintenance shall include any and all services required to conform and maintain the HVAC units in compliance with current ASHRAE Standards.  As used herein, “ASHRAE Standards” shall mean those standards established by the American Society of Heating, Refrigerating and Air-Conditioning Engineers, Inc. (ASHRAE) and Air Conditioning Contractors of America (ACCA) Standard Practice for Inspection and Maintenance of Commercial Building HVAC Systems, ANSI/ASHRAE/ACCA Standard 180-2008, as the same may be amended from time to time.  All cleaning and janitorial services, including regular removal of trash and debris, for the Premises shall be performed and obtained, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors.  The maintenance contractor and janitorial contractor and the contracts for same must be approved in writing by Landlord in advance.  All maintenance/service contracts shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and all services required to conform and maintain the HVAC in compliance with current ASHRAE Standards, and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.  Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, as Additional Rent, upon demand, for the cost therefor.

c.Tenant’s Obligations.  Tenant shall cooperate fully at all times with Landlord, and abide by current ASHRAE Standards and all reasonable regulations and reasonable requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems.  Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose, except as approved in writing by Landlord in advance.    Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.  Additionally, Tenant hereby consents to any applicable utility company providing utility consumption information for the Premises to Landlord, and if requested, shall promptly sign any documentation requested by the utility company to evidence such consent.

d.Landlord’s Obligations.  In addition to any repair obligations of Landlord set forth elsewhere in this Lease, Landlord, at Landlord’s cost (subject to inclusion as part of Operating Expenses), shall repair, maintain and replace as necessary, the foundation and structural elements of the Building (including structural load bearing walls and roof structure), and utility meters, electrical lines, pipes and conduits serving the Building and the Premises, and all Common Areas of the Property; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any negligent act or negligent omission of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements.

1.20Additional Hazardous Materials Requirements.  In addition to Tenant’s obligations under Article 10 of the Standard Lease Provisions, Tenant shall comply with the following provisions with respect to Hazardous Materials (as that term is defined in Article 10):

a.Environmental Questionnaire; Disclosure.  Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit G, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief.  The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein.  On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, that were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to each Disclosure Date, and that Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date.  At Landlord’s request, Tenant’s disclosure obligations under this Section 1.20 shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire, as the same may be reasonably modified by Landlord from time to time; provided, however, Tenant shall not be required to update the Environmental Questionnaire more than once per year unless an environmental event of default has occurred or Tenant has materially changed its business.  In addition to the foregoing, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises:  reports filed pursuant to any self-reporting requirements; reports filed pursuant to any Environmental Laws or this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those that may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those that may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Environmental Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials.

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b.Inspection; Compliance.  Landlord and Landlord’s Parties (as that term is defined in Article 10) shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 1.20 and Article 10, and in connection therewith, Tenant shall provide Landlord with access to all relevant facilities, records and personnel.  If Tenant is not in compliance with any of the provisions of this Section 1.20 and Article 10, or in the event of a release, for which Tenant is responsible in accordance with this Lease, of any Tenant Hazardous Materials (as defined below) on, under, from or about the Premises, Landlord and Landlord’s Parties shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Section 1.20 and Article 10 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action.  Landlord and Landlord’s Parties shall endeavor to minimize interference with Tenant’s business but shall not be liable for any such interference.  In addition, Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant’s Parties of Tenant Hazardous Materials on, under, from or about the Premises.  All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant.  Landlord agrees that if any testing proves that the Tenant or Tenant’s Parties have no responsibility for the presence of said Hazardous Materials, Tenant shall not be liable for any costs or expenses in connection with such inspection, testing and monitoring.

c.Tenant Obligations.  If the presence of any Tenant Hazardous Materials on, under or about the Premises caused or permitted by Tenant or Tenant’s Parties results in (i) injury to any person, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to remediate such injury and to satisfy all applicable Environmental Laws.  Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant’s Parties.  If Landlord has reason to believe that Tenant or Tenant’s Parties may have caused or permitted the release of any Tenant Hazardous Materials on, under, from or about the Premises, then Landlord may require Tenant, at Tenant’s sole cost and expense, to conduct monitoring activities on or about the Premises satisfactory to Landlord, in its sole and absolute judgment, concerning such release of Tenant Hazardous Materials on, under, from or about the Premises.  Notwithstanding anything to the contrary contained in the foregoing, Tenant shall not, without Landlord’s prior written consent, take any remedial action in response to the presence of any Tenant Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Tenant Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Tenant Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.  Tenant’s failure to timely comply with this Section 1.20 shall constitute a Default under this Lease.

d.Tenant’s Responsibility at Conclusion of Lease.  Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Tenant Hazardous Materials are on, under or about the Premises, as a result of any acts or omissions of Tenant or Tenant’s Parties and (ii) no such Tenant Hazardous Materials exist on, under or about the Premises, other than as specifically identified to Landlord by Tenant in writing.  If Tenant discloses the existence of Tenant Hazardous Materials on, under or about the Premises or if Landlord at any time discovers that Tenant or Tenant’s Parties caused or permitted the release of any Tenant Hazardous Materials on, under, from or about the Premises, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to remediate the Premises promptly as provided in Section 1.20 c.  Upon Landlord’s approval of such remediation plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, promptly implement such plan and proceed to remediate Tenant Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.

1.21Additional Sign Rights.  Subject to and in accordance with the terms and conditions of Article 12 of the Standard Lease Provisions below, subject to Landlord’s prior approval as to location, style, design, color, materials, lighting and Tenant’s plans and specifications (which approval shall not be unreasonably withheld, conditioned or delayed), and subject to Tenant’s compliance with any sign criteria for the Building and all applicable laws, including the requirement that Tenant obtain all permits and approvals required by the City of Fremont, Tenant shall be entitled to one (1) panel on that certain monument sign facing Paseo Padre Parkway and a second panel on the monument sign facing Campus Drive in the location previously occupied by Wafergen.  Tenant shall also be entitled to mount its company name and logo on the exterior of the Building facing each of Paseo Padre Parkway and Campus Drive, comprising illuminated characters of similar size and vertical location to that of the existing “WAFERGEN” signage located above the main entrance facing Paseo Padre Parkway, subject to the provisions of Article 12. Tenant shall have no right to place any other sign elsewhere on the Premises.  Landlord shall install all sign rights granted to Tenant under this Section 1.21.  Tenant shall be responsible, at its sole cost and expense, for all costs associated with the design, fabrication, permitting, installation, utility usage, insurance, repair, maintenance, replacement, and removal of all Tenant’s sign granted under this Section 1.21 and the repair of any damage to the Building or monument resulting from the removal of such signage.  The sign rights granted herein are personal to the original Tenant executing this Lease or a Permitted

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Transferee and may not be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee; provided, however, that the name of such Permitted Transferee or Transferee is not an Objectionable Name.  “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend landlords of comparable buildings in the vicinity of the Facility.  The sign rights granted to the original Tenant hereunder are not assignable separate and apart from the Lease, nor may any sign right granted herein be separated from the Lease in any manner, either by reservation or otherwise without Landlord’s consent or as otherwise expressly permitted in this Lease.

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STANDARD LEASE PROVISIONS

ARTICLE 2 - LEASE

2.1Lease Elements; Definitions; Exhibits.  The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Lease Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument.  All references in any such documents and instruments to “Lease” means the Summary, these Standard Lease Provisions and all Exhibits attached hereto.  All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Lease Provisions and any Exhibits.  To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Lease Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Lease Provisions.

ARTICLE 3 - PREMISES

3.1Lease of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease.  Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

3.2Landlord’s Reserved Rights.  Landlord reserves the right from time to time to do any of the following, provided that Landlord shall give Tenant reasonable advance notice thereof: (a) expand the Building and construct or alter other buildings or improvements on the Property as long as Tenant’s parking ratio is not substantially and adversely impacted; (b) make any changes, additions, improvements, maintenance, repairs or replacements in or to the Property, Common Areas and/or the Building (including the Premises if required to do so by any applicable Laws or to the extent necessary in conjunction with any improvements to the Property, Common Areas and/or the Building, provided that Tenant’s use of the Premises is not materially and adversely affected), and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, easements, parking spaces and parking areas as long as Tenant’s parking ratio is not substantially and adversely impacted; (c) close temporarily any of the Property while engaged in making repairs, improvements or alterations to the Property; and (d) perform such other acts and make such other changes with respect to the Property, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.  If Landlord is required to reconfigure the Premises as a result of any changes to the Property, Common Areas and/or the Building as a result of Landlord’s exercise of its rights under this Section 3.2, Landlord shall provide Tenant with reasonable advance written notice of the construction schedule to the extent that the Premises are affected, and Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business as a result of any such construction.  All measurements of rentable area in this Lease shall be deemed to be correct.

ARTICLE 4 - TERM AND POSSESSION

4.1Term; Notice of Lease Dates.  The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease.  If the Commencement Date falls on any day other than the first day of a calendar month then the Term will be measured from the first day of the month following the month in which the Commencement Date occurs.  Within ten (10) business days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit D.  The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant reasonably objects thereto in writing within such ten (10) business day period.

4.2Possession.  Tenant hereby acknowledges that the Premises is currently occupied by an existing tenant (the “Existing Tenant”), and that Landlord will deliver possession of the Premises on a phased basis in accordance with the schedule below subject to the Existing Tenant’s surrender of the various portions of the Premises comprising such phases which remain occupied by the Existing Tenant (each portion of the Premises as and when delivered to Tenant free and clear of the Existing Tenant’s occupancy being a “Phase”).  Immediately following the Effective Date of this Lease, Landlord will deliver to Tenant approximately 30,217 rentable square feet of the Premises (currently unoccupied by the Existing Tenant) as shown on Exhibit A-2 attached hereto (“Phase A”).  Within ninety (90) days following the Effective Date of this Lease, Landlord will deliver to Tenant an additional approximately 12,061 rentable square feet of the Premises as shown on Exhibit A-2 attached hereto (“Phase B”) for an aggregate of 42,278 rentable square feet delivered.  Within one hundred twenty (120) days following the Effective Date of this Lease, Landlord will deliver to Tenant an additional approximately 2,770 rentable square feet of the Premises as shown on Exhibit A-2 attached hereto (“Phase C”) for an aggregate of 45,048 rentable square feet delivered.  Within one hundred fifty (150) days following the Effective Date of this Lease, Landlord will deliver to Tenant the balance of the Premises consisting of approximately 3,192 square feet as shown on Exhibit A-2 attached hereto (the “Phase D”) for an aggregate of 48,240 rentable square feet delivered.  The dates upon which Landlord anticipates delivering each Phase of the Premises are each referred to herein as an “Estimated Turnover Date”).  The actual date upon which Landlord turns over possession of each phase of the Premises to Tenant shall each be referred to as a “Turnover Date.”  Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of Phase A of the Premises to Tenant until Landlord has received from Tenant all of the following:  (i) a copy of this Lease fully executed by Tenant; (ii) any Security Deposit, Guaranty and/or

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Letter of Credit required hereunder and the first installment of Monthly Base Rent and Additional Rent, if any, due under this Lease; and (iii) copies of Tenant’s insurance certificates as required hereunder.  Landlord shall use its commercially reasonable efforts to ensure that the Existing Tenant timely and properly surrenders the Premises to Landlord, including without limitation through the timely initiation and prosecution of an unlawful detainer action, if necessary.  Tenant agrees that if Landlord is unable to deliver possession of any Phase of the Premises to Tenant on or prior to the applicable Estimated Turnover Date, whether due to the late surrender of such Phase of the Premises by the Existing Tenant or otherwise, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom; however, if, for reasons other than delays caused by Tenant, Landlord has not delivered to Tenant possession of Phase B of the Premises in the condition set forth in Section 4.3 below by June 1, 2016, then the Commencement Date shall be extended for one (1) day, and Tenant shall receive one (1) day of abated Rent, for each day of delay in Landlord’s delivery of Phase B beyond June 1, 2016 until Landlord shall deliver Phase B of the Premises to Tenant. If, for reasons other than delays caused by Tenant, Landlord has not delivered Phase B of the Premises in the condition set forth in Section 4.3 below by July 1, 2016, then the Commencement Date shall be further extended, and the Rent abatement specified above shall continue, on a day-for-day basis, and in addition, Tenant shall have the right to terminate this Lease by delivery of a written termination notice on or before the date upon which Landlord delivers Phase B of the Premises to Tenant, which shall be effective upon delivery. If, for reasons other than delays caused by Tenant, Landlord has not delivered all Phases of the Premises in the condition set forth in Section 4.3 below by August 1, 2016 and Tenant has not exercised its termination rights as specified above, then the Commencement Date shall be further extended, and the Rent abatement specified above shall continue, on a day-for day basis until Landlord shall deliver the Premises to Tenant; provided, however, if for reasons other than delays caused by Tenant, Landlord has not delivered all Phases of the Premises by November 1, 2016, the Commencement Date shall be further extended, and the Rent abatement specified above shall continue, on a day-for day basis until Landlord shall deliver the Premises to Tenant, and Tenant shall also have the right to terminate this Lease by delivery of a written termination notice on or before the later of (a) December 31, 2016, and (b) the date on which Landlord delivers all Phases of the Premises to Tenant, which shall be effective upon delivery.  Upon any such termination, neither party shall have any obligation to the other party under this Lease except that Landlord shall immediately return to Tenant all amounts previously paid to Landlord by Tenant.

4.3Condition of Premises.  Landlord shall deliver each Phase of the Premises to Tenant in broom-clean condition and free of debris and all personal property and equipment of the Existing Tenant.  Landlord shall deliver all of the Premises to Tenant with the existing Building-standard plumbing, lighting, and HVAC systems (collectively, the “Operating Systems”) in good operating order and in good condition.  If any of such Operating Systems or elements should malfunction or fail within the warranty period below, as Tenant’s sole remedy for Landlord’s breach of this warranty, Landlord shall, as Landlord’s sole obligation, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, repair same at Landlord’s sole expense; provided, however, Landlord shall have no liability hereunder for repairs or replacements necessitated by the acts or omissions of Tenant and/or any of Tenant’s Parties.  The warranty period shall be one hundred eighty (180) days after delivery of the Premises to Tenant, under Section 4.4 below.  If Tenant does not give Landlord the required notice within said warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Tenant at Tenant’s sole cost and expense, provided that this provision shall not cover latent defects.  Tenant acknowledges that, except as otherwise expressly set forth in this Lease and the Work Letter, if any, (i) neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Property or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business, and Tenant shall accept the Premises in its then as-is condition on delivery by Landlord, except as expressly provided to the contrary in this Lease, and (ii) the acceptance of possession of the Premises by Tenant shall establish, except as expressly provided to the contrary in this Lease, that the Premises, the Building and the Property were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to the Work Letter completed and without any obligation on Landlord’s part to make any further alterations, upgrades or improvements thereto, subject only to completion of minor punch-list items identified by the parties to be corrected by Landlord, if any, as provided in the Work Letter.  Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Lease neither, the Premises nor the Building have undergone inspection by a Certified Access Specialist. Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Lease neither the Premises, the Building nor the Property have undergone inspection by a Certified Access Specialist.

4.4Early Access.  Tenant’s access to the individual Phases of the Premises prior to the Commencement Date shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Rent during such periods of early access until the Commencement Date.  Tenant agrees not to interfere with Landlord in the completion of any Landlord’s Work in the Premises pursuant to the Work Letter (the “Landlord’s Work”) during any such periods of occupancy by Tenant prior to the Commencement Date.  Should Landlord reasonably determine any such early access materially interferes with Landlord’s Work, Landlord may deny Tenant access to the applicable Phase of the Premises until Landlord’s Work is substantially completed.  In such event, Tenant shall promptly surrender any keys or other means of access to such Phase of the Premises and otherwise comply with such denial.

ARTICLE 5 - RENT

5.1Monthly Base Rent.  Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary.  Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on the first day of each and every calendar month (“Due Date”) during the Term, except that the first full month’s Monthly Base Rent and Additional Rent, if any, shall be paid upon Tenant’s execution and

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delivery of this Lease to Landlord.  Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

5.2Additional Rent.  All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Premises Utilities Costs to the extent payable by Tenant under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include Monthly Base Rent and all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced.  Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3Late Charges & Interest Rate.  If Landlord does not receive Rent or any other payment due from Tenant on the Due Date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such past due Rent or other payment.  Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment.  If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the Due Date, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid.  All interest, and any late charges imposed pursuant to this Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease.

ARTICLE 6 - LETTER OF CREDIT

6.1General Provisions.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as additional collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) (substantially in the form of Exhibit H attached hereto or otherwise in a form acceptable to Landlord) and containing the terms required herein, in the face amount of Six Hundred Sixty-Five Thousand Seven Hundred Twelve and No/100 Dollars ($665,712.00) (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued by Silicon Valley Bank or another financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount (as the same may be reduced or increased as described in Section 6.6 and 6.7 below) through the date (the “Final LC Expiration Date”) that is 120 days after the scheduled expiration date of the Term or any Option Term of this Lease.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non‑renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord.  Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 6.1, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

6.2Drawings under Letter of Credit.  Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time:  (i) If a Default occurs and is not cured within the applicable cure period provided for such Default in this Lease; or (ii) If the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least ten (10) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Article 6.  No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Article 6.

6.3Use of Proceeds by Landlord.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i)  against any rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees to the extent actually paid by Landlord); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default.  Provided Tenant has not been in Default under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.  Notwithstanding the foregoing, in the event that Landlord has incurred costs in accordance with Section 6.3(iii) above and Tenant is not found to be in Default with respect to such costs, then Landlord shall not be

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permitted to consider such costs when determining Landlord’s payment obligation to Tenant in accordance with the prior sentence.

6.4Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) business days after receipt by Tenant of Landlord’s written invoice, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 6.4, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall, at Landlord’s election, constitute an uncurable event of Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6.5Transfer of Letter of Credit.  Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor provided that the transferee assumes such liability.  The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer.  Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after receipt of Landlord’s written request therefor.

6.6Increase in Letter of Credit Amount.  Provided Tenant elects to use all or any portion of the Additional Allowance (as defined in the Work Letter attached hereto as Exhibit C) Tenant shall cause the Letter of Credit Amount to be increased by an amount equal to fifty percent (50%) of the Additional Allowance (the “Additional Letter of Credit Amount”), as additional collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code.  For example, if Tenant elects to use to utilize the full Additional Allowance, the Letter of Credit Amount shall be increased by Two Hundred Forty-One Thousand Two Hundred and No/100 Dollars ($241,200.00) to Nine Hundred Six Thousand Nine Hundred Twelve and 00/11 Dollars ($906,912.00) in the aggregate.

6.7Reduction in Letter of Credit Amount.  Subject to the provisions of this Section 6.7 and provided the Letter of Credit has been increased by the Additional Letter of Credit Amount in accordance with Section 6.6 of this Lease, and that Tenant is not then in actual Default of any provision of this Lease beyond the applicable notice and cure period, and provided that no event of Default has occurred at any time prior to the forty-eighth (48th) full calendar month of the Term, Tenant shall then be entitled to reduce the Letter of Credit by the Additional Allowance Letter of Credit Amount on the last day (the “Reduction Date”) of the forty-eighth (48th) full calendar month of the Term and Landlord shall reasonably cooperate to enable Tenant to effect such reduction, at which point the Letter of Credit shall remain in place in the original Letter of Credit Amount for the remainder of the Term.

If Tenant is entitled to reduce the Letter of Credit on the Reduction Date, Landlord shall execute any documents reasonably requested by Tenant and the issuing bank to effectuate the applicable reduction of the Letter of Credit (which may include cancellation of the existing Letter of Credit and re-issuance of a new Letter of Credit in the original Letter of Credit Amount), within fifteen (15) days after Tenant submits such documents to Landlord for execution provided Tenant is not then in Default under this Lease.

6.8Nature of Letter of Credit.  Landlord and Tenant (i) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exists or as may be hereafter amended or succeeded (“Security Deposit Laws”), (ii) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (iii) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (A) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (B) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 6.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omissions of Tenant, including any damages Landlord suffers following termination of this Lease.

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ARTICLE 7 - OPERATING EXPENSES/UTILITIES/SERVICES

7.1Operating Expenses.  Tenant shall contribute to the costs of operation, maintenance, repair and replacement of the Premises, Building and Property as provided in the Summary.

7.2Utilities and Services.  Utilities and services to the Premises and the Property are described in the Summary.

7.3Taxes.  As used in this Lease, the term “Taxes” means: All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building, Site, Property and/or Premises or any portion thereof, its operations or the Rent derived therefrom (or any portion or component thereof, or the ownership, operation, or transfer thereof), and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize the same.  Taxes shall not include inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord.  If it shall not be lawful for Tenant to reimburse Landlord for any such Taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such Taxes by Landlord as would have been payable to Landlord prior to the payment of any such Taxes.  Tenant shall pay for or contribute to Taxes as provided in the Summary.  Notwithstanding anything herein to the contrary, Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above-standard Tenant Improvements and alterations, additions or improvements placed by or for Tenant in the Premises.  Furthermore, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services provided herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Property; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

7.4Insurance Costs.  As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 15.  Tenant shall pay for or contribute to Insurance Costs as provided in the Summary.

7.5Interruption of Utilities.  Subject to Section 7.6 below, Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control.  In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Articles 17 and 18 if such failure is a result of any casualty damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease.  In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable.  Tenant hereby waives the provisions of any applicable existing or future Law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932(1)).

7.6Abatement.  Notwithstanding anything to the contrary contained in this Lease, if Tenant’s use of all or a material part of the Premises is materially impaired due to an interruption of utility or mechanical services to the Premises to the extent resulting from the wrongful act or negligence of Landlord (and expressly excluding any service provider initiated “brown-out,” “black-out,” or other interruption in service), and such disruption materially interferes with the conduct of Tenant’s business in the Premises for three (3) consecutive business days or twenty (20) days in any twelve (12) month period (such three (3) consecutive business day period or twenty (20) day period, as applicable, is referred to herein as the “Eligibility Period”), as any such Eligibility Period may be extended due to Force Majeure Delays (as defined in Section 31.17 of this Lease), then Tenant shall be entitled to an equitable abatement of Monthly Base Rent and Additional Rent under this Lease based upon the portion of the Premises affected thereby (provided that if the operation of Tenant’s business from the remainder of the Premises not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Premises, all Monthly Base Rent and Additional Rent under this Lease shall be subject to such abatement) from the expiration of the Eligibility Period until the applicable material impairment is cured; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, such as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of Rent.  The provisions of this Section 7.6 shall not apply in the event of a casualty governed by the provisions of Article 17 below or in the event of a taking or condemnation governed by the provisions of Article 18 below.

ARTICLE 8 - MAINTENANCE AND REPAIR

8.1Landlord’s Repair Obligations.  Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the

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Premises.  Except as otherwise stated in the Summary, Tenant waives the right to make repairs at Landlord’s expense under any applicable Laws (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).  All other repair and maintenance of the Premises, Building and Property to be performed by Landlord, if any, shall be as provided in the Summary.

8.2Tenant’s Repair Obligations.  Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above and in the Summary, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, replace and preserve, as necessary, the interior of the Premises and all parts thereof including, without limitation, all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, door locks, closing devices, security devices, interior of windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen, restroom facilities and/or appliances of any kind located within the Premises, if any, custom lighting, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted.  Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees.  Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) that are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay.  All other repair and maintenance of the Premises, Building and Property to be performed by Tenant, if any, shall be as provided in the Summary.  If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, then at any time following ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed five percent (5%) of such costs for overhead, within ten (10) days after receipt from Landlord of a written itemized bill therefor.  Any amounts not reimbursed by Tenant within such ten (10) day period will bear interest at the Interest Rate until paid by Tenant.

ARTICLE 9 - USE

Tenant shall procure, at its sole cost and expense, any and all permits required by applicable Law for Tenant’s use and occupancy of the Premises.  Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval.  Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit E, as the same may be modified by Landlord from time to time, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord.  Landlord shall endeavor to enforce the Rules and Regulations in an equitable and non-discriminatory manner, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of any such Rules and Regulations.  Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Term).  Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose.  Tenant shall not do or permit to be done anything that will obstruct or interfere with the rights of other tenants or occupants of the Building or the Property, if any, or injure or annoy them.  Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Premises. Without limiting the foregoing, Tenant is prohibited from engaging or permitting others to engage in any activity which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances (whether for commercial or personal purposes) regulated under any applicable law or other applicable law relating to the medicinal use and/or distribution of marijuana (otherwise known as the Compassionate Use Act of 1996) (“Prohibited Drug Law Activities”).

ARTICLE 10 - HAZARDOUS MATERIALS

a.Notwithstanding anything to the contrary contained in this Lease, the categories of Hazardous Materials identified in clause (i) shall not constitute either Tenant Hazardous Materials or Landlord Hazardous Materials (as defined below):  (i) ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and motor vehicle fuel stored in fuel tanks of motor vehicles used on site in compliance with all Environmental Laws (some or all of which may constitute Hazardous Materials) (“Permitted Hazardous Materials”).

b.As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.  As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons.  Tenant agrees not to cause or permit any Hazardous Materials to be brought upon the

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Premises, the Building, the Common Areas or any other portion of the Property by Tenant, its agents, officers, directors, shareholders, members, managers, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”) (collectively “Tenant Hazardous Materials”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remediate in accordance with the requirements of applicable Environmental Laws on, in and under the Premises, the Building and the Property, at its sole cost and expense, any and all Tenant Hazardous Materials, including any equipment or systems containing Tenant Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Property or any portion thereof by Tenant or any of Tenant’s Parties.  Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord’s Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Tenant Hazardous Materials on, in, and under the Premises, the Building or any other portion of the Property.

c.All Hazardous Materials which are on, in or under the Premises, the Building or the Property as of delivery of possession of the Premises to Tenant or that are brought onto or permitted to enter or are released at the Premises, the Building or the Property by Landlord or any of Landlord’s agents or contractors are herein collectively referred to as “Landlord Hazardous Materials”, provided, however, that Tenant Hazardous Materials and Permitted Hazardous Materials do not constitute Landlord Hazardous Materials.

d.Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant’s Parties from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence or release of Landlord Hazardous Materials on, in, or under the Premises, the Building or any other portion of the Property.

e.Tenant shall give Landlord written notice of any evidence of Mold, water leaks or water infiltration in the Premises promptly upon discovery of same.  At its expense, Tenant shall investigate, clean up and remediate any Mold in the Premises.  Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation.  All clean up and remediation shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord.  As used in this Lease, “Mold” means mold, fungi, spores, microbial matter, mycotoxins and microbiological organic compounds, excluding those used in biomedical research and development that are contained and handled in accordance with good laboratory practices.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible, at its sole cost and expense, for the investigations, cleanup and remediation of any Mold that exists in the Premises on the Commencement Date.

f.The provisions of this Article 10 will survive the expiration or earlier termination of this Lease.

ARTICLE 11 - PARKING

During the Term, Tenant shall be entitled to utilize the number and type of parking spaces specified in the Summary within the parking areas for the Property as designated by Landlord from time to time.  Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Property (including whether such areas shall be surface, underground and/or other structures).  In addition, if Tenant is not the sole occupant of the Property, Landlord may, in its discretion, designate any unreserved parking spaces as reserved parking.  The terms and conditions for parking at the Property shall be as specified in the Summary and in the Rules and Regulations regarding parking as contained in Exhibit E attached hereto, as the same may be modified by Landlord from time to time.  Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants, if any, or for such other uses such as visitor, handicapped or other special purpose parking.  Tenant’s visitors shall be entitled to access to the parking areas on the Property designated for visitor use, subject to availability of spaces and the terms of the Summary.

ARTICLE 12 - TENANT SIGNS

Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, one (1) sign (restricted solely to Tenant’s name) on the exterior of the Building above each doorway to the Premises or such other location as may be reasonably determined by Landlord, subject to the provisions of this Article 12.  Subsequent changes to Tenant’s sign and/or any additional signs, to the extent permitted by Landlord herein, shall be made or installed at Tenant’s sole cost and expense.  All aspects of any such signs shall be subject to the prior written consent of Landlord (which shall not be unreasonably withheld), and shall be per Landlord’s standard specifications and materials, as revised by Landlord from time to time.  Tenant shall have no right to install or maintain any other signs, banners, advertising, notices, displays, stickers, decals or any other logo or identification of any person, product or service whatsoever, in any location on or in the Property except as (i) shall have been expressly approved by Landlord in writing prior to the installation thereof (which approval may be granted or withheld in Landlord’s sole and absolute discretion), (ii) shall not violate any signage restrictions or exclusive sign rights contained in any then existing leases with other tenants of the Property, if any, and (iii) are consistent and compatible with all applicable Laws, and the design, signage and graphics program from time to time implemented by Landlord with respect to the Property, if any.  Landlord shall have the right to remove any signs or signage

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material installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days after written demand by Landlord.  Any additional sign rights of Tenant, if any, shall be as provided in the Summary.

ARTICLE 13 - ALTERATIONS

13.1Alterations.  After installation of the initial Tenant Improvements for the Premises, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively “Alteration(s)”) (for the avoidance of doubt, initial Tenant Improvements do not constitute Alterations), subject to and upon the following terms and conditions:

a.Tenant shall not make any Alterations which: (i) affect any area outside the Premises including the outside appearance, character or use of any portions of the Building or other portions of the Property; (ii) affect the Building’s roof, roof membrane, any structural component or any base Building equipment, services or systems (including fire and life/safety systems), or the proper functioning thereof, or Landlord’s access thereto; (iii) in the reasonable opinion of Landlord, lessen the value of the Building or the Property; (iv) will violate or require a change in any occupancy certificate applicable to the Premises; or (v) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or other aspect of the Property.

b.Tenant shall not make any Alterations not prohibited by Section 13.1(a), unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, provided Landlord’s prior approval shall not be required for any Alterations that is not prohibited by Section 13.1(a) above and is of a cosmetic nature that satisfies all of the following conditions (hereinafter a “Pre-Approved Alteration”):  (i) the costs of such Alterations do not exceed Three Dollars ($3.00) per rentable square foot of the Premises; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the making of such Alterations will not otherwise cause a Default by Tenant under any provision of this Lease.  Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations.  In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense:  (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations, and (B) if the cost of such Alterations exceeds $50,000.00, a completion and lien indemnity bond, or other surety satisfactory to Landlord for such Alterations.  Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.

c.All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings, if any; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all Laws; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) by licensed and bondable contractors selected by Tenant and reasonably approved by Landlord, and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.  Tenant shall pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Alterations in the causes of loss – special form property insurance obtained by Landlord pursuant to this Lease, if Landlord elects in writing to insure such Alterations; provided, however, Landlord shall not be required to include the Alterations under such insurance.  If the Alterations are not included in Landlord’s insurance, Tenant shall insure the Alterations under its causes of loss-special form property insurance pursuant to this Lease.

d.Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants.  In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, a construction supervision fee equal to two percent (2%) of the total cost of the Alterations and the actual, reasonable costs incurred by Landlord for any services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

e.Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.

13.2Removal of Alterations.  All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, Landlord may, by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of plans for any Alterations identify those Alterations which Landlord shall require Tenant to remove at the end of the Term.  If Landlord requires Tenant to remove any such Alterations, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal to its original condition (or, at Landlord’s option, Tenant shall pay to Landlord all of Landlord’s costs of such removal and repair after Landlord has completed such removal).

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13.3Liens.  Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any of Tenant’s Parties.  If any such liens are filed, Tenant shall, at its sole cost, promptly cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property, the Building or the Premises.  If Tenant fails to cause any such lien to be released or bonded within ten (10) days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE 14 - TENANT’S INSURANCE

14.1Tenant’s Insurance.  On or before the earlier of any Early Access Period, the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:

a.Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism and malicious mischief with respect to Tenant’s Alterations, furniture, fixtures, equipment and personal property.

b.Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, limited contractual liability, liquor liability (if Tenant commercially serves alcohol on the Premises), products and completed operations liability.  The limits of liability of such commercial general liability insurance may be increased every three (3) years during the Term upon reasonable prior notice by Landlord to an amount reasonably required by Landlord and reasonably agreed by Tenant and appropriate for tenants of buildings comparable to the Building.  Owner’s protective coverage (which would be applicable only in the context of a construction project) shall be covered separately in a Builder’s Risk insurance policy.

c.Commercial Automobile Liability covering all owned, hired and non-owned automobiles.

d.Worker’s compensation, in statutory amounts and employers liability, covering all persons employed by Tenant in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.

e.Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Section 14.1.b. and 14.1.c. and the employer’s liability coverage in Section 14.1.d. which is at least as broad as each and every area of the underlying policies.  Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.

f.Intentionally Omitted.

g.Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for 6 months of direct or indirect loss of earnings attributable to the Premises location for all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

h.Any other form or forms of insurance as Tenant or Landlord or the Mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant of a building similar to the Building would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

14.2Requirements.  Each policy required to be obtained by Tenant hereunder shall:  (a) be issued by insurers which are authorized to do business in the state in which the Building is located and rated not less than Financial Size VII, and with a Financial Strength rating of A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1.a. and 14.1.g. above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall include Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds with respect to the commercial general liability policy, all as their respective interests may appear; (d) not have a deductible amount exceeding the greater of (i) Twenty Five Thousand Dollars ($25,000.00) and (ii) one percent (1%) of Tenant’s most recently reported cash balance , and the property policy deductible amount shall be deemed self-insured with full waiver of subrogation; the commercial general liability policy shall specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation; (g) Tenant shall require the insurer to notify Landlord and any other additional insureds in writing not less than thirty (30) days prior to any cancellation or other termination of the commercial general liability policy; (h) Tenant shall request of insurer, in writing, that insurer notify Landlord and any other additional insureds in writing not less than thirty (30) days prior to any material change or reduction in coverage of the commercial general

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liability policy; (i) Tenant shall notify Landlord and any other additional insureds in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination of the commercial general liability policy;(j) the commercial general liability policy shall contain a cross liability or severability of interest endorsement; and (k) the property policy shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof.  Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14.  Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies.  If any such initial or replacement certificates are not furnished in accordance with the prior sentence and Tenant subsequently fails to provide such certificates within ten (10) days after Landlord’s written request, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

14.3Effect on Insurance.  Tenant shall not do or permit to be done anything which would reasonably be expected to (a) violate or invalidate any insurance policy or coverage maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord.  If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Property, Tenant shall either discontinue the activities affecting the insurance or pay such increase as Additional Rent within ten (10) days after being billed therefor by Landlord.  If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Building or the Property shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after notice thereof, Tenant shall be deemed to be in default under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

ARTICLE 15 - LANDLORD’S INSURANCE

During the Term, Landlord shall maintain property insurance written on a Special Form (formerly known as “all risk”) basis covering the Property and the Building, including the initial Tenant Improvements (excluding, however, Tenant’s furniture, equipment and other personal property and Alterations, unless Landlord otherwise elects to insure the Alterations pursuant to Section 13.1 above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate.  Landlord shall also carry commercial general liability in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located.  At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects.  In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage.  Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the Mortgagees or ground lessors of Landlord may reasonably require.  The cost of insurance obtained by Landlord pursuant to this Article 15 (including self-insured amounts and deductibles which to the extent expended to acquire capital items shall be amortized over the useful life of the acquired capital item) shall be included in Insurance Costs, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements in excess of Building standard shall not be included as Insurance Costs, but shall be paid by Tenant within thirty (30) days after invoice from Landlord.

ARTICLE 16 - INDEMNIFICATION AND EXCULPATION

16.1Tenant’s Assumption of Risk and Waiver.  Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and/or except to the extent such matter is attributable to the negligence or willful misconduct of Landlord or any Landlord’s Parties, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by other tenants or persons in the Premises, occupants of any other portions of the Property, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services.  Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages.  Except to the extent the claim arises out of Landlord’s negligence or willful misconduct, notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.  Landlord or its agents shall not be liable for interference with light or other intangible rights.

16.2Tenant’s Indemnification.  Except to the extent the claim arises out of any negligence or willful misconduct of Landlord or Landlord’s Parties, Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord’s Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising out of or resulting from third party claims against Landlord arising or resulting from (a) any occurrence in the Premises following the date Landlord delivers possession of all or any

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portion of the Premises to Tenant, (b) any act or omission of Tenant or any Tenant’s Parties; (c) the use of the Premises, the Building and the Property and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (d) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises.  In case any action or proceeding is brought against Landlord or any Landlord’s Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.  Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease.  Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

16.3Landlord’s Indemnification.  Except to the extent the claim arises out of any negligence or willful misconduct of Tenant or Tenant’s Parties, Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and the Tenant’s Parties harmless from and against, any and all Indemnified Claims arising out of or resulting from third party claims against Tenant arising or resulting from (a) any occurrence in the Premises prior to the date Landlord delivers possession of all or any portion of the Premises to Tenant,  (b) any act or omission of Landlord or any Landlord’s Parties; (c) the use of the Premises, the Building and the Property by Landlord or any Landlord’s Parties, or any other activity, work or thing done, permitted or suffered by Landlord or any Landlord’s Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (d) any default by Landlord as to any obligations on Landlord’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Landlord is a party or by which it is bound, affecting this Lease or the Premises.  In case any action or proceeding is brought against Tenant or any Tenant’s Parties by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.  Landlord’s indemnification obligations under this Section 16.3 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease.  Landlord’s covenants, agreements and indemnification in Section 16.1 and this Section 16.3 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord pursuant to the provisions of this Lease.

ARTICLE 17 - CASUALTY DAMAGE/DESTRUCTION

17.1Landlord’s Rights and Obligations.  If the Premises or the Building is damaged by fire or other casualty not caused by the negligence or willful misconduct of Tenant (“Casualty”) to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such Casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to this Lease), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.  If, however, the Premises or the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete from the date of Casualty, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Premises or Building damaged by such Casualty (including the Tenant Improvements, the Alterations that Landlord elects to insure pursuant to Section 13.1 and, to the extent of insurance proceeds received from Tenant, the Alterations that Tenant is required to insure pursuant to Section 13.1), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.  Under any of the conditions of this Section 17.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s Mortgagee to rebuild.

17.2Tenant’s Costs and Insurance Proceeds.  In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately:  (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations (to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to this Lease) and with respect to Alterations in the Premises that Tenant is required to insure pursuant to Section 13.1, excluding proceeds for Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in Section 17.1, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.  If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations which Tenant is required to insure pursuant to Section 13.1 hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

17.3Abatement of Rent.  If as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented

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from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises, from the date of the damage until the Premises is restored and possession is retaken by Tenant.  Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent.  Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

17.4Inability to Complete.  Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 17.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant or any of Tenant’s Parties), then either of Landlord or Tenant may elect to terminate this Lease upon thirty (30) days’ prior written notice to the other party.

17.5Damage to the Property.  If there is a total destruction of the improvements on the Property or partial destruction of such improvements, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of all improvements on the Property, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, either Landlord or Tenant may within a period of one hundred eighty (180) days after the occurrence of such destruction, notify the other party in writing that it elects to terminate, in which event this Lease shall cease and terminate as of the date of such destruction.

17.6Damage Near End of Term.  In addition to its termination rights in Sections 17.1, 17.4 and 17.5 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such Casualty.

17.7Tenant’s Termination Right.  In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises which is not caused by Tenant or any of Tenant’s Parties, if Tenant’s possession and use of the Premises cannot be restored by Landlord within two hundred ten (210) days for reasons other than delays caused by Tenant or any of Tenant’s Parties, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of said 210-day period, unless Landlord completes the restoration within said 30-day notice period, in which case this Lease shall continue in full force and effect.

17.8Waiver of Termination Right.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.  Accordingly, except as expressly provided herein, Tenant hereby waives any and all provisions of applicable Law that provide alternative rights for the parties in the event of damage or destruction (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

ARTICLE 18 - CONDEMNATION

18.1Substantial or Partial Taking.  Subject to the provisions of Section 18.3 below, either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building and/or the Property.  The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises, the Building or the Property shall be appropriately adjusted to account for any reduction in the square footage of the Premises, Building or Property, as applicable.  All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s furniture, fixtures, equipment and other personal property, loss of goodwill and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.

18.2Condemnation Award.  Subject to the provisions of Section 18.3 below, in connection with any Taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord.  Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

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18.3Temporary Taking.  In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date.  For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

18.4Waiver.  Tenant hereby waives any rights it may have pursuant to any applicable Laws (including, without limitation, to the extent the Premises are located in California, any rights Tenant might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure) and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION

19.1Tenant Waiver.  Tenant hereby waives its rights against Landlord for any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by Tenant, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.2Waiver of Insurers.  Tenant shall cause each property insurance policy carried by Tenant to provide that the insurer waives all rights of recovery by way of subrogation against Landlord, in connection with any claims, losses and damages covered by such policy.  If Tenant fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

ARTICLE 20 - ASSIGNMENT AND SUBLETTING

20.1Restriction on Transfer.  Except with respect to a Permitted Transfer pursuant to Section 20.6 below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like being sometimes referred to as a “Transfer”).  In no event may Tenant encumber or hypothecate this Lease or the Premises.  This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law.  Any Transfer without Landlord’s consent (except for a Permitted Transfer pursuant to Section 20.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. For purposes of this Article 20, other than with respect to a Permitted Transfer under Section 20.6 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Article 20.

20.2Landlord’s Options.  If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”).  Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request.  Except with respect to a Permitted Transfer, within fifteen (15) business days after Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord pursuant to this Section 20.2, Landlord will notify Tenant of its election to do one of the following:  (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord effective as of the proposed Transfer Date, which termination must be effected by a written Termination Notice (“Termination Notice”) delivered to Tenant at least five (5) business days prior to the Transfer Date, in which event Tenant shall have the right to revoke the Transfer Notice by delivery to Landlord of a written revocation notice within three (3) business days of delivery of the Termination Notice by which action the Termination Notice shall be revoked for all purposes of this Lease effective as of the date it was given and shall be void.  If Landlord exercises its option to terminate this Lease with respect to only a portion of the Premises following Tenant’s request for Landlord’s approval of the proposed sublease of such space, Landlord shall be responsible for the construction of any demising wall which Landlord reasonably deems necessary to separate such space from the remainder of the Premises.

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20.3Additional Conditions; Excess Rent.  A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, an original of Landlord’s standard consent form executed by both Tenant and the proposed Transferee, and an affirmation of guaranty in form satisfactory to Landlord executed by each guarantor of this Lease, if any.  In addition, Tenant shall pay to Landlord as Additional Rent within thirty (30) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate, (i) the total Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) for the applicable period, plus (ii) any reasonable brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such Transfer, plus (iii) ) any changes, alterations and improvements to the Premises in connection with the Transfer, which commissions and fees shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease.  If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise).  Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

20.4Reasonable Disapproval.  Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion:  (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the net worth of a proposed assignee is materially less than that of Tenant and each guarantor of this Lease, if any; (c) the proposed Transferee is negotiating with Landlord for space in the Building or the Property or has negotiated with Landlord for space in the Building or Property within the past 6 months and Landlord has space available to satisfy such Transferee’s requirement (in either case the terms “negotiating” and “negotiated” shall be evidenced by a fully signed term sheet, signed letter of intent, signed lease or an amendment of lease fully signed); (d) the proposed Transferee is a governmental entity; (e) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (f) the proposed Transfer involves a material change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound; (g) the Transfer would likely result in a material increase in the use of the parking areas by the Transferee’s employees or visitors, and/or materially increase the demand upon utilities and services to be provided by Landlord to the Premises; or (h) the Transferee is not in Landlord’s reasonable opinion of reputable or good character.

20.5No Release.  No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder.  Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease.  Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease.  Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer.  In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.  Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.  To the extent the Premises are located in California, Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310.

20.6Permitted Transfers.  Notwithstanding the provisions of Section 20.1 above to the contrary, provided that Tenant is not then in Default, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern (each, a “Permitted Transferee”), provided that: (a) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Section 20.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) each guarantor of this Lease executes a reaffirmation of its guaranty in form satisfactory to Landlord; (d) the tangible net worth of the assignee, if assignor is released from liability or sublessee if sublessor is released from liability equals or exceeds that of Tenant as of (i) the date of execution of this Lease, or (ii) the date immediately preceding the proposed Transfer, whichever is greater; (e) Tenant remains fully liable under this Lease; (f) the use of the Premises is pursuant to Section 1.10 of this Lease; (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 20 and will not violate any

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exclusive use covenant to which Landlord is bound; and (h) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s standard consent to sublease form.

ARTICLE 21 - SURRENDER AND HOLDING OVER

21.1Surrender of Premises.  Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.2, removed therefrom and all damage caused by such removal repaired.  If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.2, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity:  (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law.  Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

21.2Holding Over.  Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but at a Monthly Base Rent equal to one hundred fifty percent (150%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination.  Any such holdover Rent shall be paid on a per month basis without reduction for partial months during the holdover.  Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease.  This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof.  Tenant shall be liable, and shall pay to Landlord within ten (10) days after demand, for all losses incurred by Landlord as a result of such holdover, and shall indemnify, defend and hold Landlord and the Landlord’s Parties harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease.  The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.

ARTICLE 22 - DEFAULTS

22.1Tenant’s Default.  The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

a.the abandonment of the Premises by Tenant.  “Abandonment” is herein defined to include, but is not limited to, any absence by Tenant from the Premises for fifteen (15) business days or longer while in Default of any other provision of this Lease;

b.the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for five (5) business days after written notice thereof from Landlord that such payment was not received when due; provided that if Landlord provides two (2) or more notices of late payment within any twelve (12) month period, then the third failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when due in the twelve (12) month period following the second (2nd) such notice shall be an automatic Default without notice from Landlord;

c.the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that it may be cured but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) business days period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; or

d.A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (“Guarantor”) for the benefit of creditors;

e.The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of one hundred twenty (120) days;

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f.Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof;

g.Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity.  Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.

ARTICLE 23 - REMEDIES OF LANDLORD

23.1Landlord’s Remedies; Termination.  In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar Law, which provides that Landlord may continue this Lease in effect following Tenant’s breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations), Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law.  If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: the total unamortized sum of any Abated Amount (amortized on a straight line basis over the initial Term of this Lease); any costs required to return the Premises to the condition required at the end of the Term; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations and any other items which Tenant is required under this Lease to remove but does not remove; plus (e) all other monetary damages allowed under applicable Law.

As used in Sections 23.1(a) and 23.1(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in the Summary.  As used in Section 23.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  To the extent the Premises are located in California, Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 and Civil Code Section 1950.7 to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

23.2Landlord’s Remedies; Continuation of Lease; Re-Entry Rights.  In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, and (b) with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law.  No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

23.3Landlord’s Right to Perform.  Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent.  In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

23.4Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.5Costs Upon Default and Litigation.  Tenant shall pay to Landlord and its Mortgagees as Additional Rent all the expenses incurred by Landlord or its Mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable

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attorneys’ fees and expenses.  If Landlord or its Mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its Mortgagees, Tenant, at its expense, shall provide Landlord and/or its Mortgagees with counsel approved by Landlord and/or its Mortgagees and shall pay all costs incurred or paid by Landlord and/or its Mortgagees in connection with such litigation.

ARTICLE 24 - ENTRY BY LANDLORD

Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term or during any default by Tenant, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Property, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent.  In exercising such entry rights, Landlord shall endeavor to minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services).  For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises.

ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease.  In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Building, and no other assets of Landlord.  The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Property.  In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease.  Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, the Property and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 26 - SUBORDINATION

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”).  This clause shall be self-operative, but no later than ten (10) business days after written request from Landlord or any holder of a Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”), Tenant shall execute a commercially reasonable subordination agreement.  As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in this Lease.  Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.  Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in Default hereunder.

ARTICLE 27 - ESTOPPEL CERTIFICATE

Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit F attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees.  Tenant’s failure to deliver such estoppel certificate following an additional two (2) business day cure period after notice shall constitute a Default hereunder.  Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

ARTICLE 28 - RELOCATION OF PREMISES

Intentionally Omitted.

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ARTICLE 29 - MORTGAGEE PROTECTION

If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Property, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

ARTICLE 30 - QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

ARTICLE 31 - MISCELLANEOUS PROVISIONS

31.1Broker.  Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary.  Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein.  Landlord shall indemnify, protect, and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any other brokers claiming to have represented Landlord in connection with this Lease.  The foregoing indemnities shall survive the expiration or earlier termination of this Lease.  Landlord shall pay to the Brokers the brokerage fee, if any, pursuant to a separate written agreement between Landlord and Brokers.

31.2Governing Law.  This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located.  Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located.  Tenant shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Building, Property and/or the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Building, Property and/or the Site (individually, a “Law” and collectively, the “Laws”).  For the avoidance of doubt, Tenant shall not be liable or responsible, legally, financially or otherwise, for any violations of or any non-compliances with any Laws if such violations or non-compliances either exist on the Commencement Date or are not the result of any action or omission of Tenant.

31.3Successors and Assigns.  Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

31.4No Merger.  The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.5Professional Fees.  If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.  Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of its proper attempt to enforce the provisions of this Lease against Tenant, even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord’s reasonable costs and expenses incurred in connection with any such acts, including attorneys’ fees incurred associated with any appeal.

31.6Waiver.  The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms.  No waiver of any

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default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.7Terms and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.  Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.  The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

31.8Time.  Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.

31.9Business Day.  A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient.  Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

31.10Payments and Notices.  All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary.  Either party may, by written notice to the other, specify a different address for notice purposes.  Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by e-mail transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

31.11Prior Agreements; Amendments.  This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12Separability.  The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.13Recording.  Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease.

31.14Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.  Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.15Financial Statements.  Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any Option in this Lease, but no more often that two (2) times in any calendar year, other than in the event of a default by Tenant during such calendar year or the exercise of any Option in such calendar year, when such limitation shall not apply), Tenant shall deliver to Landlord for review by Landlord and by Landlord’s accountants, investors and prospective purchasers and lenders: (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year.  Landlord covenants and agrees not to disclose any information regarding Tenant’s financial statements to any parties other than its accountants, investors, purchasers, and lenders to keep all of Tenant’s financial information confidential.  Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general

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partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).  Additionally, documents required to be delivered pursuant to this Section 31.15 (to the extent any such documents are included in materials otherwise filed with the United States Securities and Exchange Commission [the “SEC”]) shall be deemed to have been delivered on the date on which such documents appear on the SEC’s website (www.sec.gov), or at such time that Tenant provides an electronic link thereto, either: (i) on the Tenant’s website at www.coriumgroup.com or (ii) when such documents are posted electronically on the Tenant’s behalf on an internet or intranet website to which Landlord has access (whether a commercial, third-party website or whether sponsored by the Landlord), if any.

31.16No Partnership.  Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.17Force Majeure.  If after the Commencement Date either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, inclement weather including rain, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delay(s)”), then performance of such act shall be excused for the period of such Force Majeure Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease.

31.18Counterparts.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. Signatures and initials required in this document may be executed via “wet” original handwritten signature or initials, or via electronic signature or mark, which shall be binding on the parties as originals, and the executed signature pages may be delivered using pdf or similar file type transmitted via electronic mail, cloud based server, e-signature technology or other similar electronic means, and any such transmittal shall constitute delivery of the executed document for all purposes of this Lease.

31.19Nondisclosure of Lease Terms.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants.  Accordingly, Tenant agrees that it, and its partners, officers, directors, shareholders, members, managers, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Property, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and may file a summary or copy of this Lease with the SEC if required by SEC rules and regulations.

31.20Tenant’s Authority.  If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant on behalf of Tenant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms.  Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) business days after Landlord’s request. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/resource-center/sanctions/Programs/Documents/terror.pdf or any replacement website or other replacement official publication of such list.

31.21Joint and Several Liability.  If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

31.22No Option.  The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until the final lease has been approved by any and all Mortgagee(s) and it has been executed by Landlord and delivered to Tenant.

31.23Options and Rights in General.  Any option (each an “Option” and collectively, the “Options”), including without limitation, any option to extend, option to terminate, option to expand, right to lease, right of first offer, and/or right of first refusal, granted to Tenant is personal to the original Tenant executing this Lease or a

-  26  -

Permitted Transferee and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises or a Permitted Transferee and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee.  The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.  Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default under the terms of this Lease (or if Tenant would be in such default under this Lease but for the passage of time or the giving of notice, or both) as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, (ii) Tenant has sublet all or more than fifty percent (50%) of the Premises except pursuant to a Permitted Transfer, or (iii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease, or (iv) if in Landlord’s determination Tenant’s financial condition is not equal to or greater than Tenant’s financial condition as reported by Tenant to Landlord in connection with and as of the execution date of this Lease by Tenant.  Each Option granted to Tenant, if any, is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

-  27  -

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

Tenant:

CORIUM INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Peter D. Staple

Name:	Peter D. Staple

Title:	President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

-  28  -

Landlord:

LBA REALTY FUND III-COMPANY VII, LLC,
a Delaware limited liability company

By:	LBA Realty Fund III, L.P.,
a Delaware limited partnership,
its sole Member and Manager

	By:	LBA Management Company III, LLC,
a Delaware limited liability company,
its General Partner

		By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

			By:	LBA Inc.,
a California corporation,
its Managing Member

				By:	/s/ Steven R. Briggs
				Name:	Steven R. Briggs
				Title:	Authorized Signatory

For LBA Office Use Only:  Prepared & Reviewed by:  [illegible]

-  29  -

EXHIBIT A-1

PREMISES FLOOR PLAN

BLDG. TOTAL: 48,240 S.F.

FLOOR PLAN

AS-BUILT
34781 CAMPUS DRIVE, FREMONT, CA
4734 BASE
N.T.S.
01.21.16

aai
architecture + interior design
SAN JOSE PLEASANTON
www.aaidesign.com

Exhibit A-1 – Page 1

EXHIBIT A-2

FLOOR PLANS SHOWING PHASED DELIVERY OF PREMISES

Phase A

A
30,217 S.F.
B
12,061 S.F.
D
2,770 S.F.
C
3,192 S.F.

aai
architecture + interior design

SAN JOSE PLEASANTON
www.aaidesign.com

FLOOR PLAN

AS-BUILT
34761 CAMPUS DRIVE, FREMONT, CA
4734 BASE
N.T.S.
01.25.16

Exhibit B – Page 1

EXHIBIT B

SITE PLAN

34781 & 34801 Campus Drive
Fremont, CA
Ardenwood Research Center

PASEO PADRE PARKWAY
34781 Campus Drive
34801 Campus Drive
NORTH
CAMPUS DRIVE

Exhibit B – Page 2

EXHIBIT C

WORK LETTER

[TENANT BUILD WITH ALLOWANCE]

1.TENANT IMPROVEMENTS.  As used in the Lease and this Work Letter, the term “Tenant Improvements” or “Tenant Improvement Work” or “Tenant’s Work” means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), as more particularly described in Section 5 below.  Tenant shall complete the Tenant Improvements on or before the second (2nd) anniversary of the execution of the Lease.

2.WORK SCHEDULE.  Prior to commencing construction, Tenant will deliver to Landlord, for Landlord’s review and approval, a schedule (“Work Schedule”), which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements on a phased basis based upon Landlord’s delivery of the Premises in the Phases as described in Section 4.2 of the Lease.

3.CONSTRUCTION REPRESENTATIVES.  Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter:  Martin Bachoc.  Following the execution of this Lease, Tenant will select and approve a Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter. Tenant hereby designates the following person(s) as Tenant’s Representative on an interim basis:

Tim Tempel

The CORE Group

645 River Oaks Parkway

San Jose, CA 95134.

All communications with respect to the matters covered by this Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease.  Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4.TENANT IMPROVEMENT PLANS

(a)Preparation of Space Plans.  In accordance with the Work Schedule, Landlord agrees to meet with Tenant’s Architect and/or space planner for the purpose of promptly reviewing preliminary space plans for the layout of the Premises prepared by Tenant (“Space Plans”).  The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord’s approval.  If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule.  Tenant will then submit to Landlord for Landlord’s approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

Following the execution of this Lease, Tenant will select and approve an architect (“Tenant’s Architect”). Tenant hereby designates the following person(s) as Tenant’s Architect on an interim basis:

Randall Dowler

President & Managing Principal

DGA

550 Ellis Street

Mountain View, CA 94043

Following the execution of this Lease, Landlord will select and approve an architect (“Landlord’s Architect”). Landlord hereby designates the following person(s) as Landlord’s Architect (on an interim basis):

MJ Marshall

AAI

1036 The Alameda

San Jose, CA 95126

(b)Preparation of Final Plans.  Based on the approved Space Plans, and in accordance with the Work Schedule, Tenant’s Architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the “Final Plans”).  The Final Plans will show (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements.  The Final Plans will be submitted to Landlord for signature to confirm that they are consistent with the Space Plans.  If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule.  In accordance with the Work Schedule, Tenant will

Exhibit C – Page 1

then cause Tenant’s Architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans.

(c)Requirements of Tenant’s Final Plans.  Tenant’s Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will:  (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the “Standards”), then compatible with and of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d)Submittal of Final Plans.  Once approved by Landlord and Tenant, Tenant’s Architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit.  Tenant’s architect, with Landlord’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit.  After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

(e)Changes to Shell of Building.  If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the “Allowance” described in Section 5 below.

(f)Work Cost Estimate and Statement.  Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will submit to Landlord a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the “Work Cost Estimate”).  Landlord will either approve the Work Cost Estimate or disapprove specific items and submit to Tenant revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items.  Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule.  Upon Landlord’s approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the “Work Cost Statement”), Tenant will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement pursuant to Section 6 hereof.  If the total costs reflected in the Work Cost Statement exceed the Allowance described in Section 5 below, Tenant agrees to pay such excess.

5.PAYMENT FOR THE TENANT IMPROVEMENTS

(a)Allowance.  Landlord hereby grants to Tenant an allowance of up to $50.00 per rentable square foot of the Premises (i.e. $2,412,000.00 based on the Premises consisting of approximately 48,240 rentable square feet) (the “Allowance”).  Tenant shall have the right to elect to have Landlord provide Tenant an additional allowance up to an amount not to exceed $10.00 per rentable square foot (i.e., up to $482,400.00, based upon the Premises containing 48,240 rentable square feet ) (the “Additional Allowance”) to cover the actual costs of construction which exceed the Allowance, which Additional Allowance shall be (a) disbursed to Tenant when Landlord shall have received “Evidence of Completion and Payment” as to one hundred percent (100%) of Tenant’s Work having been completed and paid for by Tenant as described in subparagraph 5(f) below and satisfaction of the items described in subparagraph 5(f)(vi) below, and (b) amortized over the Term with interest at seven and one half (7.5%) per annum, and paid by Tenant to Landlord as Additional Rent monthly during the initial Term together with Tenant’s scheduled payments of Monthly Base Rent.  If Tenant shall elect for Landlord to provide the Additional Allowance, within ten (10) days of request by Landlord, the parties shall execute an amendment to the Lease acknowledging the Additional Allowance and the Additional Rent related thereto to be paid by Tenant to Landlord on a monthly basis together with the Monthly Base Rent, based on amortization of the Additional Allowance as provided in this Section 5(a).  The Allowance and Additional Allowance are to be used only for construction of the Tenant Improvements including, not by way of limitation but by way of illustration:

(i)Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.  The Allowance and Additional Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord’s Architect and/or Tenant’s Architect.

(ii)The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii)Construction of the Tenant Improvements, including, not by way of limitation but by way of illustration, the following:

(aa)Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb)All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

Exhibit C – Page 2

(cc)The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd)Any additional improvements to the Premises required for Tenant’s use of the Premises including, by way of illustration but not by way of limitation, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee)All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff)All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg)Testing and inspection costs; and

(hh)Fees and costs attributable to general conditions associated with the construction of the Tenant Improvements plus a two percent (2%) construction administration fee (“Construction Administration Fee”) to cover the services of Landlord’s tenant improvement coordinator.

(b)Excess Costs.  The cost of each item referenced in Section 5(a) above shall be charged against the Allowance and Additional Allowance.  If the work cost exceeds the Allowance or the Additional Allowance, Tenant shall be solely responsible for payment of all excess costs, including the Construction Administration Fee, which fee shall be paid to Landlord within fifteen (15) business days after invoice therefor.

(c)Changes.  Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 4 above.  Tenant shall be solely responsible for any additional costs associated with such changes including the Construction Administration Fee, which fee shall be paid to Landlord within five (5) business days after invoice therefor.  Landlord will have the right to decline Tenant’s request for a change to the Final Plans if such changes are made in a manner inconsistent with the procedures defined in Section 4(a) and (b) above.

(d)Governmental Cost Increases.  If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant shall be solely responsible for such additional costs including the Construction Administration Fee, which fee shall be paid to Landlord within five (5) business days after invoice therefor; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance or Additional Allowance.

(e)Unused Allowance or Additional Allowance Amounts.  Any unused portion of the Allowance or Additional Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease; provided, however, prior thereto, Tenant shall have the right to apply a portion of the unused Allowance in an amount up to $8.00 per rentable square foot of the Premises (i.e., $385,920.00, based on the Premises consisting of approximately 48,240 rentable square feet) towards costs of acquisition and installation of Tenant’s furniture, fixtures, and equipment (“FF&E”), upon delivery to Landlord of reasonable evidence of cost and payment by Tenant for such costs.

(f)Disbursement of the Allowance or Additional Allowance.  Within thirty (30) days following the end of each calendar quarter, Tenant shall provide Landlord with a report detailing the work performed and costs incurred by Tenant in connection with the Tenant Improvements in the immediately preceding quarter, including commercially reasonable documentation thereof and satisfaction of the conditions in (A) through (D) below (all collectively “Evidence of Payment and Completion”).  Within thirty (30) days of receipt of such quarterly reports and Evidence of Payment and Completion, and provided that such work and costs are materially consistent with the Final Plan, Landlord shall reimburse Tenant for ninety percent (90%) of the reported costs, and shall retain ten percent (10%) of the reported costs until completion of all Tenant Improvements, at which time all amounts not previously paid to Tenant shall be due and payable. As provided above, Evidence of Payment and Completion shall be required as to each amount of the Allowance to be disbursed to Tenant consisting of the following:

(A)Tenant has delivered to Landlord a draw request (“Draw Request”) in a form satisfactory to Landlord and Landlord’s lender Bank of America with respect to the Improvements specifying that the requisite portion of Tenant’s Work has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request and evidence of payment by Tenant for all costs which are payable in connection with such Tenant’s Work covered by the Draw Request.  The Draw Request shall constitute a representation by Tenant that the Tenant’s Work identified therein has been completed in a good and workmanlike manner and in accordance with the Final Plans and the Work Schedule and has been paid for;

(B)Tenant’s Architect and/or Tenant’s Representative has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the Final Plans;

(C)Tenant has delivered to Landlord such other evidence of Tenant’s payment of the general contractor and subcontractors for the portions of Tenant’s Work covered by the Draw Request and the absence of any liens generated by such portions of the Tenant’s Work as may be required by Landlord (i.e., unconditional lien releases in accordance with California Civil Code Sections 8120 through 8138 or release bond(s) in accordance with California Civil Code Sections 8424 and 8534);

Exhibit C – Page 3

(D)Landlord or Landlord’s Architect or Landlord’s Representative has inspected the Tenant Improvements and determined that the portion of Tenant’s Work covered by the Draw Request has been completed in a good and workmanlike manner;

The final disbursement of the balance of the Allowance shall be disbursed to Tenant only when Landlord has received Evidence of Completion and Payment as to all of Tenant’s Work as provided hereinabove and the following conditions have been satisfied:

(E)Thirty-five (35) days shall have elapsed following the recordation of a valid notice of completion by Tenant for the Tenant Improvements in the appropriate California county recorder’s office;

(F)A certificate of occupancy or other action which serves the same function within the jurisdiction in question for the Tenant Improvements and the Premises has been issued by the appropriate governmental body;

(G)Tenant has delivered to Landlord:  (i) properly executed mechanics lien releases from all of Tenant’s contractors, agents and suppliers in compliance with both California Civil Code Sections 8120 through 8138, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord; (ii) an application and certificate for payment (AIA form G702-1992 or equivalent) signed by Tenant’s architect/space planner; (iii) original stamped building permit plans; (iv) copy of the building permit; (v) original stamped building permit inspection card with all final sign-offs; (vi) a reproducible copy (in a form approved by Landlord, which approval shall not be unreasonably withheld) of the “as-built” drawings of the Tenant Improvements; (vii) air balance reports; (viii) excess energy use calculations; (ix) one year warranty letters from Tenant’s contractors; (x) manufacturer’s warranties and operating instructions; (xi) final punchlist completed and signed off by Tenant’s architect/space planner; and (xii) an acceptance of the Premises signed by Tenant;

(H)Landlord has determined that no Tenant Improvement Work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building;

(I)The satisfaction of any other commercially reasonable requirements or conditions which may be required or imposed by Landlord’s lender with respect to the construction of the Tenant Improvements; and

(J)Tenant has delivered to Landlord evidence satisfactory to Landlord that all construction costs in excess of the Allowance have been paid for by Tenant.

The final disbursement of the balance of the Allowance shall be disbursed to Tenant within five (5) business days of the last occurrence of the events described in paragraphs (E) through (J) above.  Notwithstanding anything to the contrary contained hereinabove, all disbursements of the Allowance shall be subject to the prior deduction of the portion of the Construction Administration Fee allocable to the Tenant Improvements described in the applicable Draw Request.

(g)Books and Records.  At its option, Landlord, at any time within three (3) years after final disbursement of the Allowance to Tenant, and upon at least ten (10) days prior written notice to Tenant, may cause an audit to be made of Tenant’s books and records relating to Tenant’s expenditures in connection with the construction of the Tenant Improvements.  Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least three (3) years.  Tenant shall make available to Landlord’s auditor at the Premises within ten (10) business days following Landlord’s notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements.  In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

6.CONSTRUCTION OF TENANT IMPROVEMENTS.  Following Landlord’s approval of the Final Plans and the Work Cost Statement described in Section 4(f) above, Tenant’s contractor (selected as provided in Section 8(n)) will commence and diligently proceed with the construction of the Tenant Improvements.  Tenant shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the Work Schedule.  Tenant agrees to use diligent efforts to cause construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements.  Landlord shall have the right to enter upon the Premises to inspect Tenant’s construction activities following reasonable advance notice Tenant.

7.DELIVERY OF POSSESSION; COMMENCEMENT DATE

(a)Delivery of Possession.  Landlord agrees to use its commercially reasonable efforts to deliver possession of the Premises to Tenant in the condition set forth in Section 4.3 of the Lease on a phased basis as provided in Section 4.2 of the Lease.

(b)Commencement Date.  The Term of the Lease and Tenant’s obligation to pay rent will commence upon the date (the “Commencement Date”) that is ninety (90) days following the date that Landlord has delivered all

Exhibit C – Page 4

Phases of the Premises to Tenant free and clear of any occupancy by the Existing Tenant, and the Landlord Improvements (as defined in Exhibit C-1 below) to the extent to be completed by Landlord are substantially completed; provided, however, that in any case, the Commencement Date shall not occur prior to June 1, 2016.  If the Commencement Date has not occurred by the Estimated Commencement Date of August 1, 2016, Tenant shall have the remedies provided in Section 4.2 of the Lease.

(c)Substantial Completion; Punch-List.  The Tenant Improvements will be deemed to be “substantially completed” when Tenant’s contractor certifies in writing to Landlord and Tenant that Tenant has substantially performed all of the Tenant Improvement Work required to be performed by Tenant under the Final Plan, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s use of the Premises; and Tenant has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises.  Within ten (10) days after receipt of such certificates, Tenant and Landlord will conduct a walk-through inspection of the Premises and Landlord shall provide to Tenant a written punch-list specifying those decoration and other punch-list items which require completion, which items Tenant will thereafter diligently complete.

8.MISCELLANEOUS CONSTRUCTION COVENANTS

(a)No Liens.  Tenant shall not allow the Tenant Improvements or the Building or any portion thereof to be subjected to any mechanic’s, materialmen’s or other liens or encumbrances arising out of the construction of the Tenant Improvements.

(b)Diligent Construction.  Tenant will promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Work Schedule and this Work Letter.  Landlord and Tenant shall cooperate with one another during the performance of Tenant’s Work to effectuate such work in a timely and compatible manner.

(c)Compliance with Laws.  Tenant will construct the Tenant Improvements in a safe and lawful manner.  Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the installation of the Tenant Improvements.  Copies of all filed documents and all permits and licenses shall be provided to Landlord.  Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or not reasonably satisfactory to Landlord, shall be promptly repaired or replaced by Tenant at Tenant’s expense.  Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.

(d)Indemnification.  Subject to the terms of the Lease regarding insurance and waiver of subrogation by the parties, Tenant hereby indemnifies and agrees to defend and hold Landlord, the Premises and the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses of any nature whatsoever, together with reasonable attorneys’ fees for counsel of Landlord’s choice, arising against Landlord out of third party claims against Landlord, except to the extent attributable to Landlord’s negligence or willful misconduct, which arise out of third party claims against Landlord arising out of or in connection with the Tenant Improvements or the performance of Tenant’s Work (including, but not limited to, claims for breach of warranty, worker’s compensation, personal injury or property damage, and any materialmen’s and mechanic’s liens).

(e)Insurance.  Construction of the Tenant Improvements shall not proceed without Tenant first acquiring workers’ compensation and commercial general liability insurance and property damage insurance as well as “All Risks” builders’ risk insurance, with minimum coverage of $2,000,000 or such other amount as may be approved by Landlord in writing and issued by an insurance company with an A.M. Best rating of A-VIII.   Not less than thirty (30) days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord.  All such policies shall provide that thirty (30) days prior notice must be given to Landlord before modification, termination or cancellation.  The builders’ risk and general liability policies maintained by Tenant pursuant to this Work Letter shall name Landlord and any lender with an interest in the Premises as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to insurance.  Tenant’s contractor shall be required to maintain the same insurance policies as Tenant, and such policies shall name Tenant, Landlord and any lender with an interest in the Premises as additional insureds.

(f)Construction Defects.  Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general.  Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

(g)Additional Services.  If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord’s cost or at a reasonable charge if the item involves time of Landlord’s personnel only.  Electrical power and heating, ventilation and air conditioning shall be available to Tenant during normal business hours for construction purposes at no charge to Tenant.

(h)Coordination of Labor.  All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or by

Exhibit C – Page 5

any other tenant or its contractors with respect to the any portion of the Property.  Nothing in this Work Letter shall, however, require Tenant to use union labor.

(i)Work in Adjacent Areas.  Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord’s express written permission, which shall not be unreasonably withheld, conditioned or delayed, and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

(j)HVAC Systems.  After the final completion of Landlord’s Work, Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

(k)Coordination with Lease.  Nothing herein contained shall be construed as (i) constituting Tenant as Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease.  Any default by Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Work Letter shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.

(l)Approval of Plans.  Landlord will not check Tenant drawings for building code compliance.  Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements.  Approval of the Final Plans does not constitute assumption of responsibility by Landlord or Landlord’s Architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

(m)Tenant’s Deliveries.  Tenant shall deliver to Landlord, at least five (5) days prior to the commencement of construction of Tenant’s Work, the following information:

(i)The names, addresses, telephone numbers, and primary contacts for the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant’s Work; and

(ii)The date on which Tenant’s Work will commence, together with the estimated dates of completion of Tenant’s construction and fixturing work.

(n)Qualification of Contractors.  Once the Final Plans have been proposed and approved, Tenant shall select and retain a contractor, subcontractors and vendors (such as HVAC engineers) from a list of preferred contractors, subcontractors and vendors provided by Landlord in connection with all aspects of the design and construction of the Tenant Improvement Work in accordance with the Final Plans.  All contractors, subcontractors and vendors engaged by Tenant shall be bondable and licensed, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’ s general contractor and other contractors on the job, if any, all as determined by Landlord.  All Tenant Improvement Work shall be coordinated with any ongoing general construction work on the Site or in the Building, if any.

(o)Warranties.  Tenant shall cause its contractor to provide warranties for not less than one (1) year (or such shorter time as may be customary and available without additional expense to Tenant) against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord to the extent that Landlord is obligated to maintain any of the improvements covered by such warranties.

(p)Landlord’s Performance of Work.  Within ten (10) working days after receipt of Landlord’s notice of Tenant’s failure to perform its obligations under this Work Letter, if Tenant shall fail to commence to cure such failure, Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant’s Work which Landlord determines, in its reasonable discretion, should be performed immediately and on an emergency basis for the best interest of the Premises including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris; provided, however, Landlord shall use reasonable efforts to give Tenant at least ten (10) days prior notice to the performance of any of Tenant’s Work.

(q)As-Built Drawings.  Tenant shall cause “As-Built Drawings” (excluding furniture, fixtures and equipment) to be delivered to Landlord and/or Landlord’s representative no later than sixty (60) days after the completion of Tenant’s Work.  In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

Exhibit C – Page 6

EXHIBIT C-1

LANDLORD WORK LETTER
[TURNKEY]

1.LANDLORD IMPROVEMENTS.  Landlord shall construct and, except as provided below to the contrary, pay for the entire cost of constructing the landlord improvements (“Landlord Improvements” or “Landlord’s Work”) described on Schedule “1” attached hereto.  Notwithstanding the foregoing, at Tenant’s election, Tenant may request that Landlord and Tenant endeavor to mutually agree upon an allowance amount to be paid by Landlord to Tenant in lieu of Landlord completing the portions of Landlord’s Work described as Scope 1A on Schedule 1 attached hereto within thirty (30) days following the Effective Date of the Lease, in which event if the parties so agree, Tenant shall assume all responsibility for completing the portion of Landlord’s Work identified as Scope 1A and Landlord shall have no further responsibility for such work.  If the parties do NOT agree on a mutually acceptable allowance to be paid by Landlord to Tenant within thirty (30) days following the Effective Date of the Lease, then Tenant shall be deemed to have waived such election right and Landlord shall complete the Scope 1A work on a turnkey basis as provided herein.

2.CONSTRUCTION OF LANDLORD IMPROVEMENTS.  Landlord’s contractor shall commence and diligently proceed with the construction of the Landlord Improvements, subject to Tenant Delays (as described in Section 4 below) and Force Majeure Delays (as described in Section 5 below).

3.SUBSTANTIAL COMPLETION.  The Landlord Improvements shall be deemed to be “substantially completed” when Landlord: (a) is able to provide Tenant reasonable access to the Premises; and (b) has substantially completed the Landlord Improvements in accordance with Schedule “1”, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s access to or use of the Premises or completion of the Tenant Improvements within the Premises.  Landlord, at its sole cost and expense, shall promptly complete all “punch-list” type items and adjustments promptly after receipt of Tenant’s reasonably detailed notice (reasonably identifying the “punch-list” items covered in such notice).

4.TENANT DELAYS.  For purposes of this Work Letter, “Tenant Delays” shall mean any act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant which delays Landlord in the completion of the Landlord Improvements.

5.FORCE MAJEURE DELAYS.  For purposes of this Work Letter, “Force Majeure Delays” shall mean any actual delay beyond the reasonable control of Landlord in the construction of the Landlord Improvements, which is not a Tenant Delay and which is caused by any of the causes described in Section 31.17 of the Standard Provisions.

Exhibit C-1

SCHEDULE “1”

[Scope of Landlord Work]

HVAC/Mechanical: Prior to the Commencement Date, Landlord shall replace or repair all HVAC/Mechanical systems serving the Premises as specified in Therma’s proposal dated November 6, 2015 (a copy of which is attached hereto as part of this Schedule 1) (“Scope 1A”). Landlord shall be responsible for the cost of the unit(s) and the engineering, structural and permitting costs associated with the replacement or repair of these units.

As suggested in Therma’s email dated October 28, 2015 (a copy of which is attached hereto as part of this Schedule 1), the following items shall be repaired (“Scope 1B”).  All other mechanical systems listed in Therma’s proposal shall be replaced.

Items to be repaired:

•AHU 1A

•AHU 2A

•AHU 3A

•AHU 4A

•AHU 11A

•AHU 12A

•Thirteen (13) Exhaust Fans

ADA:     Landlord shall be responsible for any exterior ADA upgrades outside of the Building required prior to the Commencement Date. (“Scope 1C”)

Roof:     Landlord shall make the repairs to the roof recommended by Alliance Roofing in its October 20, 2015 report (a copy of which is attached hereto as part of this Schedule 1) prior to the Commencement Date. (“Scope 1D”)

Exhibit C-1

Therma’s proposal dated November 6, 2015 Proposal Date: November 6th, 2015 Corium Tito Shafique 34781 Campus Dr. Fremont Ca 94555 Mr. Shafique, After an extensive site visit and operational inspection of the mechanical systems located at 34781 Campus Dr. Fremont Ca. the following recommendations and budgetary pricing are provided for your review. The end of life equipment identified is in disrepair and will need to be replaced to bring the HVAC system up to a reliable operational level. We have also provided budgetary pricing for select equipment replacement in lieu of the some of the repairs previously quoted on October 23rd 2015. End of life required replacement: Chiller (CH IA) McQuay M# ALS170AS27 (170 RT) $170,000.00 Chiller (CH2A) McQuay M# ALS070AS27 (7ORT) $85,000.00 Chilled Water Pump Assembly (Qty. 2) $15,000.00 5MBH Comfort Heating Hot Water Boiler (B1A) AJAX M# 53290 $89,000.00 Hot Water Pump Assembly (Qty. 2) $15,000.00 Riestchle Vacuum Pumps (Qty. 2) M# VECH\AH250 (07) $31,000.00 Base equipment replacement budget $405,000.00 Equipment replacement options: (repair quote previously submitted for this equipment) AHU IA Temtrol WF-RDR41 $128,000.00 AHU 2A Temtrol WF-RDR40 .$123,000.00 AHU 3A Temptrol WF-RD12 $54,100.00 AHU 4A Temtrol WF-RD4I $125,200.00 AHU 11A Temtrol WF-RD13 $71,000.00 AHU 12A Temtrol WF-RD13 $70,000.00 Exhaust fans (10) EF 22A, 23A, 24A, 25A 26A, 29A, 34A, 35A, 37A and 38A $60 000.00 Base replacement option budget $631,300.00 Exhibit C-1 -1-

Exhibit C-1

Mr. Shafique, After an extensive site visit and operational inspection of the mechanical systems located at 34781 Campus Dr. Fremont Ca. the following recommendations and budgetary pricing are provided for your review. The end of life equipment identified is in disrepair and will need to be replaced to bring the HVAC system up to a reliable operational level. We have also provided budgetary pricing for select equipment replacement in lieu of the some of the repairs previously quoted on October 23rd 2015. End of life required replacement: Chiller (CH IA) McQuay M# ALS170AS27 (170 RT) $170,000.00 Chiller (CH2A) McQuay M# ALS070AS27 (7ORT) $85,000.00 Chilled Water Pump Assembly (Qty. 2) $15,000.00 5MBH Comfort Heating Hot Water Boiler (B1A) AJAX M# 53290 $89,000.00 Hot Water Pump Assembly (Qty. 2) $15,000.00 Riestchle Vacuum Pumps (Qty. 2) M# VECH\AH250 (07) $31,000.00 Base equipment replacement budget $405,000.00 Equipment replacement options: (repair quote previously submitted for this equipment) AHU IA Temtrol WF-RDR41 $128,000.00 AHU 2A Temtrol WF-RDR40 .$123,000.00 AHU 3A Temptrol WF-RD12 $54,100.00 AHU 4A Temtrol WF-RD4I $125,200.00 AHU 11A Temtrol WF-RD13 $71,000.00 AHU 12A Temtrol WF-RD13 $70,000.00 Exhaust fans (10) EF 22A, 23A, 24A, 25A 26A, 29A, 34A, 35A, 37A and 38A $60 000.00 Base replacement option budget $631,300.00

Exhibit C-1

Corium 34781 Campus Dr. November 6, 2015 Page 3 Terms This quotation is valid for 90 days Payment: Net 30 days Conditions: Liability limited to our own negligence If you would like to discuss our scope, pricing approach, please feel free to contact us at your earliest convenience. Thank you, Sincerely, Dennis Lopez, Jo Anne Aanas, Gregg Lefferts Therma Corp. 669-292-1513 ACCEPTANCE: BY: DATE: PO#

Exhibit C-1

1601 Las Plumas Avenue San Jose, California 95133-1613 (408) 347-3400 Fax (408) 347-3535 October 23, 2015 Tito Shafique Corium International 235 Constitution Drive Menlo Park, CA 9402 Re: HVAC Roof Top Equipment Inspection 34781 Campus Drive, Fremont A-ACU-01 TRANE M#YCH092A4RLAl1 S#38101481L 7.5 Ton Gas/Electric (2003) 1. Replace the adjustable motor sheave and belt. 2. Replace the 2Hp indoor fan motor due to failing motor bearings. 3. Replace the No.2 compressor contactor. 4. Clean the dirty controls compartment. FOR THE SUM OF $2,010.44 A-ACU-02 TRANE M#YHC092A4RLAOY S#243101193L 7.5 Ton Gas/Electric (2002) 1. Replace the worn adjustable motor sheave and belt. 2. Perform a leak check and repair on the No.1 refrigerant circuit by Hi-Pressure switch and add up to 6.4 lbs of refrigerant R-22. 3. Replace the No.2 circuit compressor, liquid line filter dryer and add 6.5Lbs of new refrigerant R-22. 4. Perform an acid test and if positive we will add acid neutralizer or re-quote clean up if results require it. FOR THE SUM OF $4,339.04 TEMTROL UNITS 1A, 2A, 3A, 4A, 11A, 12A Before work can start on these units we will vacuum out and chemical clean and wash out each unit due to unknown growth. FOR THE SUM OF $13,592.28 AHU-1A TEMTROL M#WF-RD41R S#72614 1. Replace the failing exhaust fan motor with a new 7.5Hp High efficient blower motor, with factory preinstalled shaft grounding kit. 2. Install a new 7.5Hp ABB VFD drive with bypass and perform factory certified startup and programming. 3. Install a new 25hp ABB VFD drive with bypass and perform system certified startup and programming. 4. Replace the actuator motors on both the exhaust damper and the return damper assembly. 5. Replace one 3-way chilled water valve and one 2-way how water valve and actuators. 6. Install two outside air OBD damper assemblies, linkages and actuator motors. 7. Dispose of old damper assemblies. 8. Replace the actuator motors on both the return and exhaust dampers. FOR THE SUM OF $28,771.01

Exhibit C-1

10/23/15 AHU-2A TEMTROL M#WF-RD4OR S#72615 1. Replace the 85% efficient box filters and Merv-8 air filters. 2. Replace the worn belts on the supply fan motor. 3. Replace the 5Hp ABB VFD drive w/bypass due to age. 4. Replace the 25Hp ABB VFD w/ bypass due to age. 5. Replace the failed magnehelic gauge. 6. Replace the 25Hp Supply fan motor w/pre-installed shaft grounding kit. 7. Replace all fuses. 8. Install a new 5Hp Exhaust fan motor w/pre-installed shaft grounding kit. 9. Replace the worn exhaust fan driven sheave and bushing. 10. Clean, lubricate and exercise frozen return and exhaust dampers and replace actuator motors and repair linkages. 11. Replace one 3-way chilled water valve and one 2-way how water valve and actuators. 12. Install two outside air OBD damper assemblies, linkages and reuse existing actuator motors. 13. Dispose of old damper assemblies. FOR THE SUM OF $42,403.53 AHU-3A TEMTROL M#WD-RD12 S#72616 1. Replace the bearings in the 7.5Hp supply fan motor. 2. Install a new 7.5Hp ABB VFD drive w/bypass and perform certified factory startup and programming. 3. Replace one 3-way chilled water valve and one 2-way how water valve and actuators. 4. Install the outside air OBD damper assembly, linkage and actuator motor. 5. Dispose of old damper assemblies. FOR THE SUM OF $14,840.55 AHU-4A TEMTROL M#WF-RD41 S#72617 Note: Unable to shut unit down to further inspect. 1. Replace magnehelic 0-2” gauge. 2. Replace one 3-way chilled water valve and one 2-way how water valves and actuators. 3. Install the outside air OBD damper assembly, linkage and actuator motor. 4. Dispose of old damper assemblies. FOR THE SUM OF $14,379.81 AHU-11A TEMTROL M#WF-RD13 S#72625 1. Replace the 25Hp Hi-Efficient supply fan motor with preinstalled shaft grounding kit. 2. Replace the worn adjustable supply fan motor sheave and belts. 3. Replace the outside air damper assemblies, related linkages and actuator motors. 4. Replace one 3-way chilled water valve and one 2-way how water valve and actuators. 5. Install the outside air OBD damper assembly, linkage and actuator motor. 6. Dispose of old damper assemblies. FOR THE SUM OF $17,873.86 AHU-12A TEMTROL M#WF-RD13 S#72624 1. Replace the dirty Merv8 air filters. 2. Replace the Humidifier Box filters 3. Replace the worn supply motor sheave, fan pulley, bushings and belts. 4. Replace the 0-2” magnehelic gauge. 5. Replace the start fuse. 6. Replace one 3-way chilled water valve and one 2-way hot water valve and actuators. 7. Install the outside air OBD damper assembly, linkage and actuator motor. 8. Dispose of old damper assemblies. FOR THE SUM OF $15,231.48 Note 1: After all 2 & 3 way water faulty valves are replaced a quote for re-insulation will be provided.

Exhibit C-1

10/23/15 B-1A AJAX BOILER WNG5000W S#53290 We recommend the use of this burner system to: 1. Meet the Low NOx Requirements. 2. Reduce energy consumption. Scope of Work 1) Remove and dispose of the existing atmospherically fired NON-Low NOx burners. 2) Remove and dispose of the existing flame safeguard control panel. 3) Remove and dispose of the existing gas train. 4) Install a 3 phase circuit for the new blower. 5) Supply and install one Low NOx burner system to include a new control panel, premix blower metal fiber burners and gas train that shall comply with Reg.9, Rule 7. 6) Insulate both end plates of boiler as required by code. 7) Provide factory authorized start up service and training. 8) Re-quote additional repairs if needed once boiler is torn down for the retrofit. FOR THE SUM OF $71,980.00 HWP-3 PACO PUMP Primary Pump Replace leaking flange valve gaskets. Replace pressure gauges. FOR THE SUM OF $2,215.13 HWP-4 PACO PUMP Primary Pump Replace pump motor bearings. Open and inspect pump assembly. Replace the bearings, seal kit and gaskets. Replace the motor bearings. Laser align motor and pump. FOR THE SUM OF $5,130.07 Note: If pump is found to have concealed damage it will he quote4d separately. EXHAUST FANS EF-2A Greenheck M#GB-100-4 S#98F19385 Replace existing exhaust fan assembly EF-3A Greenheck M#GB-100-4 S#98F19384 Replace existing exhaust fan assembly EF-4A Greenheck M#SFB-25-50-CW-UB S#98F2776 Operations ok replace the worn fan belt. $240.75 EF-5A Greenheck M#GB-70-4 S#98F17947 Operations ok replace the worn fan belt and electrical wiring from switch to motor $505.25 EF-21A Greenheck M#12-B1SW-41-10-II S#98F22818 Replace the 1Hp exhaust fan motor, adjustable motor sheave and belt $1,633.78 EF-22A Greenheck M#10-B1SW-41-10-1I S#98F22809 Replace the 1Hp exhaust fan motor, adjustable motor sheave and belt. Replace the blower shaft bearings $3,033.65 EF-23A Greenheck M#SFB-27-50-CW-UB S#98F12069 Replace the exhaust motor bearings, adjustable motor sheave and belts. Replace the blower shaft bearings $3,124.74 EF-24A Greenheck M#5-IPA-SD-10 S#98F22803 NEW UNIT Page 3 of 6 Date: 10/23/2015 3:05 PM Last Modified by: byarborough

Exhibit C-1

10/23/15 EF-25A Greenheck M#SFB-18-15-CW-UB S#98F21721 Replace the 1.5Hp blower motor, adjustable motor sheave and belt. Replace the blower shaft bearings $4,292.29 AC-26A Greenheck M#SWB-18-15-CW-UB S#98F21722 Replace the exhaust fan motor, adjustable motor sheave and belt. $1,063.12 EF-27A Greenheck M#10B1SW-41-10-11 S#98F22810 Operations ok EF-28A Greenheck M#10B1SW-41-10-11 S#98F22811 Operations ok EF-29A Greenheck M#SFB-22-30-SW-UB S#98F22771 Replace the 5Hp exhaust fan motor, adjustable motor sheave and belts $1,767.69 EF-30 Greenheck M#GB80-4 S#98F18014 Replace the blower shaft bearings and the exhaust motor bearings $2,049.43 EF-31A Greenheck M#N/A S#98F22812 NEW UNIT EF32A Greenheck M#SFB-22-30-CCW-UB S#98F22772 Replace the 3hp exhaust fan motor, adjustable motor sheave and belts. Replace fuses on motor starter and start new motor and check for proper unit operations $2,587.03 EF-33A Greenheck M#SWB-18-15-CW-UB S#98F22803 NEW UNIT EF-34A Greenheck M#10B1SW-41-10-11 S#98F22813 Replace the blower shaft bearings and fan belt. $1,919.57 EF-35A Greenheck M#SFB-9-5-CCW-UB S#98F22777 Replace the .5Hp exhaust fan motor, adjustable motor sheave and belt. Replace the fuses on the motor starter and check for proper operations. $2,118.37 EF-36 Greenheck M#SWB-13-7-CW-DB S#98F21729 Replace the worn fan belt $92.65 EF-37A Greenheck M#SWB-18-15-CCW-UB S#98G10350 Replace the 1.5hp exhaust fan motor, adjustable motor sheave and belt. $1,814.54 EF-38A Dayton NEED NEW FAN EF-39A Greenheck M#SWB-210-4-CW-UBX S#02D03749 Replace the flexible duct connectors $572.65 CDA System Evaluation (1) Atlas Copco ZT-15 8.6 Bar Air Compressor S/N All 705164 Run Hours: 21,117 Load Hours: 2,310 This air compressor seems to be in good working order. The temp’s and interstage pressure are within manufacturers specifications. The last time the oil filter was changed was 4/11/2015. (1) Airtech TW-75 Air Dryer S/N T04356-10E This air dryer appears to be in good working order. Last service date is not known. Last filter change is not known.

Exhibit C-1

10/23/15 (1) #1 Riestschle VECH/AH 250 (07) S/N 1913627 Vacuum Pump 40,019.0 Run hours 10 Horse power motor Vacuum pumps runs Vacuum pump is noisy Vacuum pump should be rebuilt or replaced This vacuum pump should not be put in service (1) #2 Riestschle VECH/AH 250 (07) S/N 1913628 Vacuum Pump 40,323.0 Run hours 10 Horse power motor Vacuum pumps runs Vacuum pump is very noisy Vacuum pump should be rebuilt or replaced This vacuum pump should not be put in service Repair for Rietschle VECH/AH 250 Vacuum Pump re-build to include: -Remove vacuum pumps for vacuum receiver -Crane vacuum pumps off of roof -Deliver to shop for rebuilding -Deliver rebuilt vacuum pumps back to site -Crane vacuum pumps back on roof -Reinstall vacuum pumps back on vacuum receiver -Reinstall drive motors on vacuum pumps -Reinstall vacuum pumps back on vacuum receiver -Reinstall drive motors on vacuum pumps -Install new drive coupling elements -Fill vacuum pumps with -Test run vacuum pumps -Check for oil leaks -Provide a written report of the work performed and of the units condition Cost: $12,535.07 Note: (2) PVI Domestic Water Heaters are 7 years old and are currently working OK. We recommend if you replace them to budget $100,00-$125,000 (These water heaters have a WEATHERGUARD option for outdoor installation and therefore are custom) Grand Total of Repairs $ 272,117.78 Our prices include parts, tax and straight time labor. Supplier/manufacturer price increases may nullify quoted amount. Payment within 30 day’s of receipt of invoice. If project cannot be completed within 30 days of approval date progress billing may proceed. Note: Therma’s liability is limited to its own negligence, omissions, or misconduct.

Exhibit C-1

10/23/15 If you have questions or if I can be of further assistance, please feel free to call (408) 347-3400, x1211 To authorize the work, please sign below and fax back to me at (408) 347-3535. e-mail: byarborough@therma.com Sincerely, Bob Yarborough Cc: Jo Anne Aanas-Accounts Manager Authorization Print Signature Date P.O. # The person signing this agreement has been authorized by his/her company to do so. C-25034-9226 Exhibit C -1 9

Exhibit C-1

Alliance Roofing October 20, 2015 Report

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus Dr. I. General Information A Preventive Roof Maintenance (PRM) Program is strongly encouraged by Alliance Roofing Company, Inc. as an efficient and inexpensive method of upkeep for every type of roof system. Preventive Roof Maintenance will: 1. Prevent up to 90% of potential leak occurrences 2. Ensure the (semi)annual service and maintenance terms of the manufacturer’s warranty 3. Maximize the efficiency of the existing roof system by prolonging the roofs lifespan — oftentimes, years beyond the warranty period. 4. Provide Microrite Inc. with excellent rooftop service and expertise Type of Roofing : Built-up roof/ granulated cap sheet Manufacturer: Unknown Roof Size: Apprx. 48,000 Sq.Ft. Condition of the Roof System: Poor Age of the Roof System: 15-17 years Life Expectancy without PRM: Unknown Life Expectancy with PRM: 3-5 years Singleply Overlay Budget: $400,000 Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus Dr. II. Membrane Damage Unfortunately, roof damage often goes undetected until it is revealed as an unexpected and inconvenient roof leak. A Preventive Roof Maintenance (PRM) Program ensures that certified, roofing technicians visually inspect the entire roof system for damage and predictable failure at least once a year. Warranted repairs and minor, non-warranted repairs (i.e. cuts, punctures, burns) will be performed. The Facilities Team and/or Owner’s Representative will be immediately notified of repairs needed beyond normal wear & tear; in which case, Alliance Roofing will proceed with repairs only at the discretion Microrite. Typically, a PRM Program will reveal up to 90% of potential roof leaks, before they occur. The following pictures of damage were taken during my inspection. They reveal significant granule loss, and previous repairs Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus Dr. III. Drainage System & Gutters Adequate drainage flow is critical to maintaining the integrity of the roof system. Preventive Roof Maintenance (PRM) ensures that rooftop drains and waterways (i.e. gutters, downspouts) will be cleared of debris, trash, and foliage upon each maintenance visit. Furthermore, any garbage and other foliage left on the rooftop will be removed in order to prevent future clogging and congestion of water flow to the roof drains The pictures below show current drain conditions IV. Sealants & Coatings Roof systems rely upon various sealants in order to protect a waterproofed detail. Typical sealants include: roofing cements (mastics), caulking, aluminum UV-reflective coating and capseal (a white UV- reflective coating). Sealants are consistent maintenance items; after prolonged exposure to the Sun’s ultraviolet rays, sealants will deteriorate and fail. Often, failures are visible in the forms of cracking and separating. These failures – whether they occur at wall joints, baseflashing terminations, pipe penetrations, curb corners, pitch-pockets, etc. – often lead to water intrusion and leaking during the rainy weather. Preventive Roof Maintenance (PRM) ensures that a Roofing Technician will visually inspect all exposed sealants during each visit. Repairs for the normal deterioration of caulking, mastic, and UV-reflectors will be performed. Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus D The pictures below the current condition of the (196) site screen sleeper blocks that should be re-enforced with roofing cement and UV protective sealant The pictures below the current condition of the (58) curb systems that should be re-enforced with roofing cement and UV protective sealant The pictures below the current condition of the (56) pipe/vent penetrations that should be re-enforced with roofing cement and UV protective sealant Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus Dr. The pictures below the current condition of the (600) lineal feet of parapet wall cap that should be re-sealed with UV protective sealant The pictures below the current condition of the (80) parapet wall cap sheet seams that should be sealed with UV protective sealant Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus Dr. PROPOSAL: Customized Preventive Roof Maintenance Program The following proposal is designed to include a comprehensive maintenance for the existing wear & tear of the built-up Roofing System at 37841 Campus Drive in Fremont, CA. An annual maintenance cost is included for 2016, which should be performed prior to the rainy season SCOPE OF PREDICTABLE ROOF MAINTENANCE Debris Clean and remove all foreign debris, trash, and foliage from the rooftop Clean and remove excess granule deposits from waterways and drains Field Membrane Visually inspect field membrane for cuts, punctures, tears and/ or holes; repair deficiencies Visually inspect field membrane for fractures, ridging, and/ or blisters; repair deficiencies Re-enforce approx. (700) sq. feet with asphalt emulsion and granules, where granule loss has occurred Baseflashing Membrane (Vertical Roofing) Visually inspect perimeter wall and equipment curbs for cuts, punctures or fractures; repair deficiencies Reinforce all curb corners with roofing cement and UV-reflective sealant Visually inspect baseflashing for popped seams (fishmouthing); repair deficiencies Inspect baseflashing corners for damaged seals; repair deficiencies Baseflashing Sealants Coat all exposed roofing cement and baseflashing corners with a UV-reflective sealant Reapply deteriorated sealant at baseflashing corners and roofing repairs, as needed Pipe/ Vent Penetrations Visually inspect all pipe/ vent penetration termination points; re-apply caulked seal, as needed Visually inspect all pipe/ vent flashings; recoat with UV-reflective sealant, as needed Drains/ Sump Boxes Inspect, clean, and tighten drain rings, baskets and bolts Visually inspect perimeter membrane seals at drain locations; repair, reinforce, and reseal as needed Inspect perimeter wall scuppers and/ or overflow scuppers; reseal and repair as needed 2015 Comprehensive Maintenance Cost: $23,446 2016 Annual Cost: $6,789 Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34181 Campus Dr. Thank you for the opportunity to be of service. Should you have any questions, concerns, or require additional information please do not hesitate to contact me. Alliance Roofing Company, Inc. is dedicated to providing its customers with the utmost quality, service, and professionalism. Sincerely, Michael Archer Project Manager Authorization to Proceed/ Agreement Any changes to original plans and/or specifications or the above description of work (on which this quotation is based) necessitating extra material or labor, will be charged for as an extra. PAYMENT TERMS: The project will be billed upon completion. Payments are due (30) days from the billing date. Interest will be charged at the rate of 1 1/2% per month or 18% per annum after thirty days. Any other arrangements must be made in writing and agreed to by both parties prior to the commencement of the project. LEGAL FEES: In the event that it becomes necessary for either party to engage the services of an attorney regarding the breach of terms of this Agreement by the other, the enforcement of the terms hereunder, or a declaration of the rights and duties hereunder, whether arbitration proceedings or a lawsuit be instituted or not, the prevailing party, in addition to the other rights it may have, shall be entitled to all costs incurred in connection therewith, including actual attorney’s fees and costs of suit(s). ARBITRATION: All parties agree that any dispute arising under this contract will be resolved by submission to binding arbitration under the Construction Rules of the American Arbitration Association. The parties agree that arbitration must be initiated within one year after the claimed breach occurs and that failure to initiate arbitration within the one-year period constitutes an absolute bar to the institution of proceedings. ASBESTOS: Contractor’s scope of work shall not include the identification, detection, abatement, encapsulation or removal of asbestos or similar hazardous substances. If Contractor encounters any such products or materials in the course of performing its work and Contractor determines that such materials present a hazard to its employees, Contractor shall have the right to discontinue its work and remove its employees from the jobsite until such products or materials, and any hazards connected therewith, are located and abated, encapsulated or removed. Contractor shall receive an extension of time to complete its work hereunder and compensation for removal costs and delays encountered as a result of such situation and correction. WORKMANSHIP GUARANTEE: The repairs, listed above, are covered by our two-year workmanship guarantee. This contract incorporates all terms and conditions of Alliance Roofing’s standard warranty which contains significant exclusions. The warranty is available upon request. Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

Preventive Roof Maintenance Report 34781 Campus Dr. We appreciate the opportunity to submit our proposal. Please call if you have any questions or if we can be of further service. Thank you. Signature Date Printed Name Contract/PO# Position/ Title Approved ($) Amount BILLING INFORMATION: Bill To: Billing Address: Billing Contact Name: Billing Contact Phone Number: Billing Contact Email: Alliance Roofing Company, Inc 630 Martin Avenue Santa Clara, California 95050 Office: 408.261.2595 Fax 408.261.2657 Contractors License #487025

Exhibit C-1

EXHIBIT D

NOTICE OF LEASE TERM DATES

Date:

To:

Re:____________________________ dated ______________________________ (“Lease”) by and between __________________, a ______________________ (“Landlord”), and _________________________, a _____________ (“Tenant”) for the premises commonly known as, ______________________________(“Premises”).

Dear :

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

•That Tenant has accepted and is in possession of the Premises and acknowledges the following:

•	Term of the Lease:
•	Commencement Date:
•	Expiration Date:
•	Rentable Square Feet:
•	Tenant’s Percentage of Building:%

•That in accordance with the Lease, rental payments will/has commence(d) on _________ and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00

•Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

•Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:	LANDLORD:

a,	a,

By:	By:
Print Name:
Its:

Exhibit D – Page 1

EXHIBIT E

RULES AND REGULATIONS

1.Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.  No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

2.Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building.  The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building without the prior written consent of Landlord.

3.Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by any janitors or any other employee or any other person.

4.Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises.  Landlord may impose a reasonable charge for any additional keys.  Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises.  Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.  Notwithstanding the foregoing, Tenant will be permitted to install an electronic card-key access and security system for any door, including those with a mechanical lock and/or deadbolt.

5.Omitted

6.Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law.

7.Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

8.Tenant shall not use any method of heating or air-conditioning other than that supplied to the Premises by Landlord.

9.Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to:  (a) name or change the name of the Building or Property; (b) change the address of the Building, and/or (c) install, replace or change any signs in, on or about the Property (except for Tenant’s signs, if any, which are expressly permitted by the Lease).

10.Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be reasonably established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

11.The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

12.Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without the prior written consent of Landlord.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

13.Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or drywall, or in any way deface the Premises or any part thereof, except to install normal wall hangings.  Tenant shall repair any damage resulting from noncompliance under this rule.

14.Tenant shall store all its trash and garbage within the trash receptacles for the Building or Property.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and

Exhibit E – Page 1

customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

15.Other than as permitted elsewhere in the Lease, the Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging of any kind.  No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.Tenant shall not use in any space, elevators or stairwells of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.

17.Tenant shall not use the name of the Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

18.Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.  Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

19.Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage.  Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

20.Landlord reserves the right to make such other and reasonable non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Building or Property and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

21.Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s Parties.

22.Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited.  The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord.  The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

23.Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises.

Exhibit E – Page 2

PARKING RULES AND REGULATIONS

In addition to any parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Property’s parking facilities.

1.Every parker is required to park and lock his/her own vehicle.  All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2.Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Property.  Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.No extended term storage of vehicles shall be permitted.

5.Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.All directional signs and arrows must be observed.

7.The speed limit within all parking areas shall be five (5) miles per hour.

8.Parking is prohibited:  (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9.Loss or theft of parking identification devices, if any, must be reported to Landlord’s property manager immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time.  Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10.Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11.Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12.The parking operators, managers or attendants, if any, are not authorized to make or allow any exceptions to these rules and regulations.

13.If the Lease terminates for any reason whatsoever or if Tenant’s right of possession of the Premises is terminated after a Default, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14.Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities.  Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

15.Tenant shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding the Premises in violation of any ordinances or postings by any public authorities having jurisdiction.

16.Tenant’s parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles, vans and sport utility vehicles.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be payable by Tenant upon demand by Landlord.

Exhibit E – Page 3

EXHIBIT F

ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to  ___________________________________________ (“Landlord”), and_______________________________________________________, as follows:

1.Attached hereto is a true, correct and complete copy of that certain Lease dated ________________, between Landlord and Tenant (the “Lease”), for the premises commonly known as ____________________________________ (the “Premises”).  The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2.The term of the Lease commenced on ________________, __.

3.The term of the Lease is currently scheduled to expire on ________________, __.

4.Tenant has no option to renew or extend the Term of the Lease except:  _________________________.

5.Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except: ________________________________________________________________.

6.The Lease has: (Initial One)

(      ) not been amended, modified, supplemented, extended, renewed or assigned.

(      ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:  _________________________________________________.

7.Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:  __________________________________.

8.The current Base Rent is $______________; and current monthly parking charges are $____________.

9.The amount of security deposit (if any) is $_______________.  No other security deposits have been made.

10.All rental payments payable by Tenant have been paid in full as of the date hereof.  No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11.All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except __________________________.

12.As of the date hereof, Tenant is not aware of any defaults on the part of Landlord under the Lease except __________________________.

13.As of the date hereof, there are, to Tenant’s knowledge, no defaults on the part of Tenant under the Lease.

14.Tenant, to Tenant’s knowledge, has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15.Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16.All insurance required of Tenant under the Lease, to Tenant’s knowledge, has been provided by Tenant and all premiums have been paid.

17.There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18.Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that _____________________________ is about to [fund a loan to Landlord or purchase the Building from Landlord], and that ___________________________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated:  _________________, ___.

“TENANT”

By:
Print Name:
Its:

Exhibit F – Page 1

EXHIBIT G

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises.  Prospective tenants should answer the questions in light of their proposed operations at the premises.  Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted.  If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.           GENERAL INFORMATION

Name of Responding Company:  ___________________________________________________________

Check the Applicable Status:  Prospective Tenant_____________          Existing Tenant _____

Mailing Address:  _______________________________________________________________________

Contact Person and Title:  _________________________________________________________________

Telephone Number:  (_____) ________________________

Address of Leased Premises:  ______________________________________________________________

Length of Term:  ________________________________________________________________________

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted.  Existing tenants should describe any proposed changes to ongoing operations.

2.           STORAGE OF HAZARDOUS MATERIALS

2.1Will any hazardous materials be used or stored on-site?

Wastes                               Yes _____          No _____

Chemical Products             Yes _____          No _____

Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.           STORAGE TANKS AND SUMPS

3.1Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes ______          No _____

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank.  Attach copies of any permits obtained for the storage of such substances.

3.2Have any of the tanks or sumps been inspected or tested for leakage?

Yes ______          No _____

If so, attach the results.

Exhibit G – Page 1

3.3Have any spills or leaks occurred from such tanks or sumps?

Yes ______          No _____

If so, describe.

3.4Were any regulatory agencies notified of the spill or leak?

Yes ______          No _____

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5Have any underground storage tanks or sumps been taken out of service or removed?

Yes ______          No _____

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.           SPILLS

4.1During the past year, have any spills occurred at the premises?

Yes ______          No _____

If yes, please describe the location of the spill.

4.2Were any agencies notified in connection with such spills?

Yes ______          No _____

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3Were any clean-up actions undertaken in connection with the spills?

Yes ______          No _____

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.           WASTE MANAGEMENT

5.1Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes ______           No _____

5.2Has your company filed a biennial report as a hazardous waste generator?

Yes ______           No _____

If so, attach a copy of the most recent report filed.

5.3Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.4Describe the method(s) of disposal for each waste.  Indicate where and how often disposal will take place.

_____     On-site treatment or recovery                        ____________________________________

_____     Discharged to sewer                                       ____________________________________

_____     Transported and disposed of off-site              ____________________________________

_____      Incinerator                                                      __________________________________

Exhibit G – Page 2

5.5Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

5.6Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes ______          No _____

If yes, please describe any existing or proposed treatment methods.  ________________________

5.7Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.           WASTEWATER TREATMENT/DISCHARGE

6.1Do you discharge wastewater to:

_____  storm drain?             _____  sewer?

_____  surface water?          _____  no industrial discharge

6.2Is your wastewater treated before discharge?

Yes ______          No _____

If yes, describe the type of treatment conducted.

6.3Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.           AIR DISCHARGES

7.1Do you have any filtration systems or stacks that discharge into the air?

Yes ______         No _____

7.2Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

_____   Spray booth

_____   Dip tank

_____   Drying oven

_____   Incinerator

_____   Other (please describe)                ___________________________________________

_____   No equipment requiring air permits

7.3Are air emissions from your operations monitored?

Yes ______          No _____

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4Attach copies of any air emissions permits pertaining to your operations at the premises.

8.           HAZARDOUS MATERIALS DISCLOSURES

8.1Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes ______          No _____

Exhibit G – Page 3

8.2Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes ______          No _____

If so, attach a copy of the business plan.

8.3Has your company adopted any voluntary environmental, health or safety program?

Yes ______          No _____

If so, attach a copy of the program.

9.           ENFORCEMENT ACTIONS, COMPLAINTS

9.1Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes ______          No _____

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes ______          No _____

9.3Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes ______        No _____

9.4Has an environmental audit ever been conducted at your company’s current facility?

Yes ______        No _____

If so, identify who conducted the audit and when it was conducted.

Tenant:
By:
Its:

Exhibit G – Page 4

EXHIBIT H

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

________________, 201___

IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO. ____

____________________
____________________
____________________

Gentlemen:

________________________, a ____________________ (“Bank”) [PLEASE PROVIDE NAME OF BANK], of ________, _______________ hereby issues its Irrevocable, Unconditional Letter of Credit in favor of __________________________, and/or its successors and assigns (“Landlord”), for the account of _________________________, a ____________ (“Tenant”) up to the aggregate amount of ______________________ and No/100ths Dollars ($___________) (US Dollars), available at sight by the drafts of Landlord on the Bank.  Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating that Landlord is entitled to draw on this Letter of Credit under the terms of the Standard Lease dated as of ________________, 200___, between Landlord and Tenant.  Multiple and partial draws shall be permitted hereunder.  This Letter of Credit is transferable in whole or in part.  The Bank shall look solely to Tenant for payment of any fee for such transfer.  Such payment is not a condition to transfer.

The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.

The Bank hereby agrees with drawers, endorsers, and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in ___________ County, California.

The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.

This Letter of Credit is subject to the International Standby Practices–ISP98, International Chamber of Commerce Publication 590 when not in conflict with the express terms of this Letter of Credit.

This Letter of Credit shall terminate at 3:00 p.m. Pacific Standard [or Daylight Savings] Time on _________________________ [Insert date 120 days following scheduled expiration of the Term / OR, if Letter of Credit will be automatically renewed annually, insert date one year after date of Letter of Credit and add: This Letter of Credit shall be deemed automatically extended without amendment(s) for successive period(s) of one year each from its current or any future expiration date(s) but in any event not beyond _______________________________ [Insert date 120 days following scheduled expiration of Term] which shall be the final expiration date of this Letter of Credit, unless, at least 60 days prior to the then current expiration date, we notify you in writing by certified mail, return receipt requested, at the following address (or at such other address as you may specify by written notice to us), that this Letter of Credit will not be extended beyond the current expiration date; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

By:
Name:
Title:

Exhibit H – Page 1

EXTENSION OPTION

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company (“Landlord”), and CORIUM INTERNATIONAL, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.Landlord hereby grants to Tenant one (1) option (the “Extension Option”) to extend the Term of the Lease for one (1) additional period of seven (7) years ( the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall initially be equal to the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2, subject to fair market annual rent adjustments during the Option Term.

2.The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is fifteen (15) months and no later than that date which is nine (9) months prior to the expiration of the then current Term of the Lease.  Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above, and except that the number of remaining Extension Options (if any) shall be reduced by one.

Rider No. 1 – Page 1

FAIR MARKET RENTAL RATE

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company (“Landlord”), and CORIUM INTERNATIONAL, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.The term “fair market rental rate” as used in this Rider and any Rider attached to the Lease means the annual amount per square foot, projected for each year of the Option Term (including annual adjustments), that a willing, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable quality building located in the Fremont, California area would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the Building may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings.  All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term.  Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2.Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than sixty (60) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination.  Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing.  Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof.  If within Tenant’s Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations.  Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period.  The parties shall each provide the other with such supporting information and documentation as they deem appropriate.  At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate.  If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3.(a)  Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Fremont, California.  The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above.  Each such appraiser shall be appointed within ten (10) business days after the Outside Agreement Date.

(b)The two (2) appraisers so appointed shall within ten (10) business days after the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c)The three (3) appraisers shall within ten (10) business days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof.  During such ten (10) business day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d)The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.  If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within ten (10) business days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as

Rider No. 2 – Page 1

set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant  and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e)If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Alameda County to appoint a third appraiser meeting the qualifications set forth herein.  The third appraiser, however, selected shall be a person who has not previously acted in any capacity for either party.

(f)The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g)If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable Option Term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate.  The parties shall enter into an amendment to this Lease confirming the terms of the decision.

Rider No. 2 – Page 2